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                           STOCK PURCHASE AGREEMENT
                       AMONG APPLE COMMUNICATION, INC.,
                       SALVATORE ZARCONE, JILL DIFOGGIO


                                       AND


                           CONTACT COMMUNICATIONS INC.







                                 October 6, 1995



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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                    ARTICLE 1

                           PURCHASE AND SALE OF SHARES

       1.1  Purchase and Sale. . . . . . . . . . . . . . . . . . . . . . . .   1
       1.2  Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . .   1
       1.3  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                    ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

       2.1  Due Organization . . . . . . . . . . . . . . . . . . . . . . . .   3
       2.2  Due Authorization. . . . . . . . . . . . . . . . . . . . . . . .   3
       2.3  Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . .   3
       2.4  Purchaser Information. . . . . . . . . . . . . . . . . . . . . .   3
       2.5  Regulatory Certificates. . . . . . . . . . . . . . . . . . . . .   3

                                    ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES OF
                              APPLE AND THE SELLERS

       3.1  Due Organization; Ownership; Subsidiaries. . . . . . . . . . . .   4
       3.2  Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . .   4
       3.3  Title to Shares. . . . . . . . . . . . . . . . . . . . . . . . .   4
       3.4  Due Authorization. . . . . . . . . . . . . . . . . . . . . . . .   4
       3.5  Conflicts. . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
       3.6  Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
       3.7  Financial Statements . . . . . . . . . . . . . . . . . . . . . .   5
       3.8  Conduct of Business; Certain Actions . . . . . . . . . . . . . .   6
       3.9  Properties.. . . . . . . . . . . . . . . . . . . . . . . . . . .   7
       3.10 Pagers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
       3.11 Licenses and Permits . . . . . . . . . . . . . . . . . . . . . .   8
       3.12 Intellectual Rights. . . . . . . . . . . . . . . . . . . . . . .   8
       3.13 Compliance with Laws . . . . . . . . . . . . . . . . . . . . . .   8
       3.14 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
       3.15 ERISA Plans. . . . . . . . . . . . . . . . . . . . . . . . . . .   9
       3.16 Contracts and Agreements . . . . . . . . . . . . . . . . . . . .   9
       3.17 Claims and Proceedings . . . . . . . . . . . . . . . . . . . . .  10
       3.18 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
       3.19 Personnel. . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
       3.20 Business Relations . . . . . . . . . . . . . . . . . . . . . . .  11

                                    (i)

                                                                            PAGE
                                                                            ----
       3.21 Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
       3.22 Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
       3.23 Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . .  12
       3.24 Customers and Suppliers. . . . . . . . . . . . . . . . . . . . .  12
       3.25 Interest in Competitors, Suppliers, and Customers. . . . . . . .  12
       3.26 Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
       3.27 Commission Sales Contracts . . . . . . . . . . . . . . . . . . .  12
       3.28 Regulatory Certificates. . . . . . . . . . . . . . . . . . . . .  12
       3.29 Investment.. . . . . . . . . . . . . . . . . . . . . . . . . . .  13
       3.30 Sophisticated Investor Status. . . . . . . . . . . . . . . . . .  13
       3.31 Investment Risk. . . . . . . . . . . . . . . . . . . . . . . . .  13
       3.32 Legends. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
       3.33 Purchaser Information. . . . . . . . . . . . . . . . . . . . . .  14

                                    ARTICLE 4

                                    COVENANTS

       4.1  Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
       4.2  Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
       4.3  Satisfaction of All Conditions Precedent . . . . . . . . . . . .  14
       4.4  No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . .  15
       4.5  Notice of Developments . . . . . . . . . . . . . . . . . . . . .  15
       4.6  Notice of Breach . . . . . . . . . . . . . . . . . . . . . . . .  15
       4.7  Notice of Litigation . . . . . . . . . . . . . . . . . . . . . .  15
       4.8  Continuation of Insurance Coverage . . . . . . . . . . . . . . .  16
       4.9  Maintenance of Credit Terms. . . . . . . . . . . . . . . . . . .  16
       4.10 Updating Information . . . . . . . . . . . . . . . . . . . . . .  16
       4.11 Interim Operations of Apple. . . . . . . . . . . . . . . . . . .  16
       4.12 Financial Statements . . . . . . . . . . . . . . . . . . . . . .  17
       4.13 Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
       4.14 Resignations of Directors and Officers . . . . . . . . . . . . .  17
       4.15 Best Page Assets . . . . . . . . . . . . . . . . . . . . . . . .  17
       4.16 Restrictive Legends. . . . . . . . . . . . . . . . . . . . . . .  17

                                    ARTICLE 5

                              REGULATORY APPROVALS


                                      (ii)

                                                                            PAGE
                                                                            ----
                                    ARTICLE 6

                              CONDITIONS TO CLOSING

       6.1  Conditions to Obligations of the Purchaser . . . . . . . . . . .  18
       6.2  Conditions to Obligations of the Sellers . . . . . . . . . . . .  21

                                    ARTICLE 7

                                   TERMINATION


                                    ARTICLE 8

                                 INDEMNIFICATION

       8.1  Indemnification of the Purchaser . . . . . . . . . . . . . . . .  22
       8.2  Indemnification of the Sellers . . . . . . . . . . . . . . . . .  23
       8.3  Defense of Third-Party Claims. . . . . . . . . . . . . . . . . .  23
       8.4  Direct Claims. . . . . . . . . . . . . . . . . . . . . . . . . .  24
       8.5  No Contribution. . . . . . . . . . . . . . . . . . . . . . . . .  25
       8.6  Escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25


                                    ARTICLE 9

                                  MISCELLANEOUS

       9.1  Collateral Agreements, Amendments, and Waivers . . . . . . . . .  25
       9.2  Restriction on Transfer of ProNet Common Stock . . . . . . . . .  25
       9.3  Successors and Assigns . . . . . . . . . . . . . . . . . . . . .  25
       9.4  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
       9.5  Surplus Working Capital. . . . . . . . . . . . . . . . . . . . .  26
       9.6  Invalid Provisions . . . . . . . . . . . . . . . . . . . . . . .  26
       9.7  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
       9.8  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
       9.9  Survival of Representations, Warranties, and Covenants . . . . .  27
       9.10 Public Announcement. . . . . . . . . . . . . . . . . . . . . . .  27
       9.11 Further Assurances . . . . . . . . . . . . . . . . . . . . . . .  27
       9.12 No Third-Party Beneficiaries . . . . . . . . . . . . . . . . . .  28
       9.13 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . .  28
       9.14 Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
       9.15 Sections; Exhibits . . . . . . . . . . . . . . . . . . . . . . .  28


                                      (iii)

                                                                            PAGE
                                                                            ----
       9.16 Number and Gender of Words . . . . . . . . . . . . . . . . . . .  28
       9.17 Specific Performance . . . . . . . . . . . . . . . . . . . . . .  28

                                    SCHEDULES

1.3    Allocation of the Purchase Price
3.1    Foreign Qualification
3.5    Conflicts
3.6    Consents
3.7(a) June Asset List
3.8    Conduct of Business
3.9    Properties
3.10   Tariffs
3.11   Licenses and Permits
3.12   Intellectual Rights
3.13   Insurance
3.16   Material Contracts
3.17   Claims and Proceedings
3.19   Personnel
3.22   Warranties
3.23   Accounts Receivable
3.24   Customers and Suppliers
3.25   Subsidiaries
3.26   Inventory
3.27   Commission Sales Contracts


                                    EXHIBITS

A - Indemnification Escrow Agreement
B - Form of Opinion of Counsel to Apple and the Sellers
C - Form of Opinion of FCC Counsel to Apple
D - Noncompetition Agreement - Seller
E - Registration Rights Agreement
F - Form of Opinion of Vinson & Elkins L.L.P.
G - Form of Assignment of Bill of Sale
H - Form of Indemnification Agreement


                                      (iv)

                            STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (this "Agreement") is made and entered into as of October 6, 1995, by and among Apple Communication, Inc., an Illinois corporation ("Apple"), Salvatore Zarcone ("Zarcone") and Jill DiFoggio ("DiFoggio" and, together with Zarcone, the "Sellers"), and Contact Communications Inc., a Delaware corporation (the "Purchaser").

                                 R E C I T A L S

     A. The Sellers collectively own four shares (the "Shares") of the Common Stock, no par value ("Apple Common Stock"), of Apple, which Shares constitute all of the authorized, issued, and outstanding capital stock of Apple.

     B. The Purchaser desires to purchase from the Sellers, and the Sellers desire to sell to the Purchaser, the Shares in consideration of the Purchase Price (hereinafter defined), upon the terms and subject to the conditions set forth herein.

                               A G R E E M E N T S

     NOW, THEREFORE, in consideration of the respective representations, warranties, agreements, and conditions hereinafter set forth, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                           PURCHASE AND SALE OF SHARES

     1.1 PURCHASE AND SALE. On the Closing Date (as hereinafter defined), the Sellers shall sell to the Purchaser, and the Purchaser shall purchase from the Sellers, on the terms and conditions set forth in this Agreement, the Shares, free and clear of all liens, security interests, claims, rights of another, and encumbrances of any kind or character.

     1.2 PURCHASE PRICE. The aggregate purchase price payable by the Purchaser to the Sellers in consideration for the sale of the Shares shall be an amount equal to the sum of (a) $404,000, which amount shall be deposited with the Escrow Agent (hereinafter defined) by the Purchaser in accordance with the terms of an Indemnification Escrow Agreement (herein so called), by and among the Sellers, the Purchaser, Best Page, Inc., an Illinois corporation ("Best Page"), and the Escrow Agent, substantially in the form attached hereto as EXHIBIT A,
(b) $4,096,000 payable in cash on the Closing Date, and (c) $4,500,000 payable on the Closing Date in shares of common stock, par value $.01 per share ("ProNet Common Stock"), of ProNet Inc., a Delaware corporation and the parent corporation of the Purchaser ("ProNet"), if the ProNet Common Stock is then registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and quoted on the National Association of Securities Dealers Automated Quotation System (or other quotation system or securities exchange), valued at the Average Closing Price (hereinafter defined) as of the Closing Date, and payable in cash if the ProNet Common Stock is not then so registered. The timing of any Dispositions (hereinafter defined) of such shares of ProNet Common Stock by the Sellers will be subject to certain restrictions as provided in Section 9.2. As used herein, "Average Closing Price" means the average closing price of the ProNet Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System (or such other quotation system or securities exchange on which the Common Stock is then quoted or listed) as reported by the Wall Street Journal for the 20 consecutive trading days beginning 25 trading days prior to the Closing Date.

     If the Purchaser fails to file a "shelf" registration statement or amendment to an existing "shelf" registration statement registering the resale by the Sellers of the shares of ProNet Common Stock delivered to them hereunder within 14 days after the Closing in accordance with the provisions of the Registration Rights Agreement attached hereto as EXHIBIT E or, after such filing, the Securities and Exchange Commission has not declared such registration statement effective within 45 days after the Closing, the Sellers shall have the option, in their sole discretion, to require the Purchaser to repurchase all of the ProNet Common Stock delivered to the Sellers pursuant hereto for $4,500,000 in cash. If the Sellers elect to require such repurchase, then (a) such repurchase shall be closed on the 25th business day following the Closing at the Purchaser's address as set forth in Section 9.8 hereof, (b) at such closing, (i) the Purchaser shall deliver to each Seller by certified bank check or wire transfer the portion of the $4,500,000 to be paid to such Seller and (ii) the Sellers shall deliver to the Purchaser the certificates representing all such shares of ProNet Common Stock, accompanied by stock powers duly executed by the Sellers in blank, and (c) such shares shall be delivered to the Purchaser free and clear of all liens, security interests, claims, rights of another, and encumbrances of any kind or character (and each Seller shall certify to such effect at such closing).

     1.3  CLOSING.

          (a) CLOSING DATE. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Vinson & Elkins L.L.P., 2001 Ross Avenue, Suite 3700, Dallas, Texas 75201 at 9:00 a.m., local time, on the last day of the month in which all Federal, state, and local regulatory approvals for the transactions contemplated hereby are received by Final Order (as hereinafter defined) or at such other time as may be agreed upon by the parties hereto.

          (b) DELIVERY AND PAYMENT. At the Closing, (i) each Seller shall deliver to the Purchaser stock certificates evidencing all of the Shares owned by such Seller duly endorsed or accompanied by a duly executed stock power assigning such Shares to the Purchaser and otherwise in good form for transfer and (ii) the Purchaser shall deliver to (A) each Seller (1) a certified bank check or wire transfer for the amount of the cash portion of the Purchase Price to be paid to such Seller on the Closing Date as provided in SCHEDULE 1.3,
(2) certificates evidencing the shares of ProNet Common Stock payable to such Seller as provided in SCHEDULE 1.3, and (3) a certified bank check or wire transfer in the amount of the consideration to be paid to such Seller as provided in the

Noncompetition Agreements, and (B) the Escrow Agent the sum of $404,000 pursuant to the terms of the Indemnification Escrow Agreement.

                                    ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants Apple and to the Sellers as follows (with the understanding that Apple and the Sellers are relying materially on each such representation and warranty in entering into and performing this Agreement):

     2.1 DUE ORGANIZATION. The Purchaser and ProNet are each corporations duly organized, validly existing, and in good standing under the laws of the State of Delaware and have full corporate power and corporate authority to own or lease their respective properties and to carry on their respective businesses as, and in the places where, such properties are owned or leased and such business is conducted. The Purchaser is a wholly owned subsidiary of ProNet.

     2.2 DUE AUTHORIZATION. The Purchaser and ProNet each have full corporate power and corporate authority to enter into and perform their respective obligations under this Agreement, and each agreement, document, and instrument required to be executed by either of them in accordance herewith. This Agreement and any other agreements, documents, and instruments required to be executed and delivered by the Purchaser or ProNet in accordance herewith have been, or by the Closing shall have been, duly and validly executed and delivered by the Purchaser or ProNet, as applicable, and shall, upon their execution, constitute valid and binding obligations of the Purchaser or ProNet, as applicable, enforceable in accordance with their respective terms.

     2.3 COMMON STOCK. The ProNet Common Stock to be issued by ProNet to the Sellers in payment of a portion of the Purchase Price, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, and non-assessable and will be delivered to the Sellers free and clear of all liens, security interests, pledges, and other encumbrances.

     2.4 PURCHASER INFORMATION. The Purchaser has delivered to the Sellers true and correct copies of the ProNet's most recent Proxy Statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q and certain current reports on Form 8-K (collectively, the "ProNet Filings") and, as of the date hereof, none of such documents taken as a whole contain any untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading.

     2.5 REGULATORY CERTIFICATES. Neither the Purchaser nor ProNet is aware of any information concerning the Purchaser or ProNet or either of their operations that could cause the FCC or any other regulatory authority not to issue to the Purchaser all regulatory certificates and approvals necessary for the consummation of the transactions contemplated hereunder and for the operation of the System subsequent thereto.

                                    ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES OF
                              APPLE AND THE SELLERS

     Apple and each of the Sellers hereby jointly and severally represent and warrant to the Purchaser as follows (with the understanding that the Purchaser is relying materially on each such representation and warranty in entering into and performing this Agreement):

     3.1 DUE ORGANIZATION; OWNERSHIP; SUBSIDIARIES. Apple is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois and has full corporate power and corporate authority to own or lease its properties and to carry on its businesses as, and in the places where, such properties are owned or leased and such businesses are conducted. Apple is qualified to do business and is in good standing in the states set forth on
SCHEDULE 3.1 attached hereto, which states represent every jurisdiction where such qualification is required. No other jurisdiction has asserted a claim that Apple is required to qualify to do business as a foreign corporation in such jurisdiction. Apple does not have any subsidiaries, or any equity investment in any other corporation, partnership, joint venture, or other business enterprise.


     3.2 CAPITAL STOCK. The authorized capital stock of Apple consists solely of 100 shares of Apple Common Stock, four of which 100 shares are issued and outstanding. All of the Shares are duly authorized and validly issued, fully paid, and nonassessable. None of the Shares was issued in violation of any preemptive or preferential right. There are no other equity securities of Apple outstanding. There are outstanding no securities or indebtedness convertible into, exchangeable for, or carrying the right to acquire, Apple Common Stock or other equity securities of Apple, or subscriptions, warrants, options, rights, or other arrangements or commitments obligating Apple to issue or dispose of any Apple Common Stock or other equity securities or any ownership therein.

     3.3 TITLE TO SHARES. Zarcone is the true and lawful owner, of record and beneficially, of three of the Shares and DiFoggio is the true and lawful owner, of record and beneficially, of one of the Shares. The Shares are, and on the Closing Date will be, owned by the Sellers free and clear of all liens, security interests, pledges, assessments, charges, adverse claims, leases, licenses, restrictions, or other encumbrances (collectively, "Liens"). Other than the rights and obligations arising under this Agreement and that certain Buy-Sell Agreement among the Sellers and Apple, none of the Shares is subject to any rights of any other person to acquire the same. None of the Shares is subject to any Liens or restrictions on transfer thereof, except for restrictions imposed by applicable federal and state securities laws.

     3.4 DUE AUTHORIZATION. Apple has full corporate power and corporate authority to enter into and perform its obligations under this Agreement and each agreement, document, and instrument required to be executed by Apple in accordance herewith. The execution, delivery, and performance of this Agreement and any agreements, documents, and instruments required to be executed by Apple have been duly authorized by the Board of Directors of Apple. This Agreement and the agreements, documents, and instruments required to be executed and delivered by Apple or either of the Sellers in accordance herewith have been duly and validly executed and delivered by Apple or the Sellers and constitute valid and binding obligations of Apple and/or the Sellers enforceable in accordance with their respective terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent transfer, or other laws, now or hereafter in effect, affecting creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses (including commercial reasonableness, good faith, and fair dealing) and to the discretion of the court before which any proceeding therefor may be brought.

     3.5 CONFLICTS. Except as set forth on SCHEDULE 3.5, neither the execution, delivery, nor performance of this Agreement or any other agreement, document, or instrument to be executed by Apple and/or either of the Sellers in connection herewith shall (a) violate any Federal, state, county, or local law, rule, or regulation applicable to Apple or any of the Sellers, or its or his properties, (b) violate or conflict with, or permit the cancellation of, any agreement to which Apple or either Seller is a party, or by which it, he, or she or any of its, his, or her properties are bound, or result in the creation of any lien, security interest, charge, or encumbrance upon any of such properties,
(c) result in the acceleration of the maturity of any indebtedness of, or indebtedness secured by any property or other assets of, Apple, or (d) violate or conflict with any provision of the certificate of incorporation or by-laws of Apple.

     3.6 CONSENTS. Set forth on SCHEDULE 3.6 attached hereto is a complete list of all actions, consents, or approvals of, or filings with, any governmental authorities or third parties required in connection with the execution, delivery, or performance of this Agreement or any agreement, document, or other instrument to be executed in connection herewith by either of the Sellers or Apple.

     3.7 FINANCIAL STATEMENTS. Apple has delivered to the Purchaser (a) a complete and correct copy of the audited statement of financial condition of Apple as of December 31, 1994 and the related statements of operations and retained earnings for the period then ended (the "Audited Financial Statements"), (b) a complete and correct copy of the statement of financial condition of Apple as of June 30, 1995, and the related statements of operations and retained earnings for the period then ended, each of which have been prepared by Ernst & Young (the "Interim Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements"), and (c) a complete and correct list of the tangible assets of Apple (the "Tangible Assets") together with the book value of each such Tangible Asset as of June 30, 1995, which list is set forth on SCHEDULE 3.7(a) attached hereto (the "June Asset List"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except, with respect to the Interim Financial Statements, for the absence of footnotes, and subject to normal year-end adjustments and accruals required to be made in the ordinary course of business consistent with past practices) and fairly present the financial position, results of operations, and changes in financial position of Apple as of the indicated dates and for the indicated periods. The June Asset List has been prepared in accordance with and is otherwise consistent with the books and records of Apple, presents fairly and accurately the book value of each of the Tangible Assets. Since June 30, 1995, there has been no material adverse change in the financial position, assets, results of operations, business, or prospects of the System. To the best knowledge of Apple and the Sellers, there are no pending or proposed statutes, rules, or regulations, nor any current or pending developments or circumstances, which would have a material adverse effect on the business, properties, assets, or prospects of the System.

     3.8  CONDUCT OF BUSINESS; CERTAIN ACTIONS.  Except as set forth on SCHEDULE
3.8 attached hereto, since June 30, 1995, Apple has conducted its business and operations in the ordinary course and consistent with its past practices and has not (a) increased the compensation of any of its directors, officers, or key employees or, except for wage and salary increases made in the ordinary course of business and consistent with the past practices of Apple, increased the compensation of any other Apple employees, (b) made any capital expenditures exceeding $5,000 individually or $15,000 in the aggregate (other than purchases of pagers for inventory in the ordinary course of business and capital expenditures in connection with the construction of transmitting sites in the ordinary course of business), (c) sold any asset (or any group of related assets) in any transaction (or series of related transactions) in which the purchase price for such asset (or group of related assets) exceeded $3,000,
(d) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of business, (e) made or guaranteed any loans or advances to any party whatsoever, (f) suffered or permitted any lien, security interest, claim, charge, or other encumbrance to arise or be granted or created against or upon any of its assets, (g) cancelled, waived, or released any debts, rights, or claims against third parties, (h) made any change in the method of accounting of Apple, (i) made any investment or commitment therefor in any person, business, corporation, limited liability company, association, partnership, joint venture, trust, or other entity, (j) made, entered into, amended, or terminated any written employment contract or created, made, amended, or terminated any bonus, stock option, pension, retirement, profit sharing, or other employee benefit plan or arrangement, or withdrawn from any "multi-employer plan" (as defined in Section 414(f) of the Internal Revenue Code of 1986, as amended (the "Code")) so as to create any liability under Article IV of ERISA (as hereinafter defined) to any entity, (k) amended, renewed, or experienced a termination of any contract, agreement, lease, franchise, or license to which Apple is a party, except in the ordinary course of business,
(l) entered into any other material transactions except in the ordinary course of business, (m) entered into any contract, commitment, agreement, or understanding to do any acts described in the foregoing clauses (a)-(l) of this
Section 3.8, (n) suffered any material damage, destruction, or loss (whether or not covered by insurance) to any of the its assets, (o) experienced any strike, slowdown, or demand for recognition by a labor organization by or with respect to any of its employees, or (p) experienced or effected any shutdown, slow-down, or cessation of its operations.

     3.9  PROPERTIES.

          (a) REAL PROPERTY. SCHEDULE 3.9 hereto lists all real property owned by Apple (the "Real Property"). Apple does not own any interest in any other real property. Apple has good title to the Real Property free and clear of any Liens, except for (i) statutory liens for current Taxes (hereinafter defined) not yet due and payable, (ii) agreements with, and/or conditions imposed on the issuance of land use permits, zoning, business licenses, use permits or other entitlements of various types issued by city, county, state, and Federal governmental bodies or agencies necessary or beneficial to the continued use and occupancy of Apple's assets or the continuation of Apple's operations, and
(iii) mechanics', carriers', workers', repairers', and other similar liens imposed by law arising or incurred in the ordinary course of business for obligations not yet due and payable. All of such properties are in good operating condition and repair, subject to ordinary wear and tear. Apple and the Sellers have delivered to the Purchaser true and complete copies of all surveys, appraisals, and title insurance policies relating to the Real Property in its or their possession.

          (b) PERSONAL PROPERTY. Except for inventory and supplies disposed of or consumed in the ordinary course of business, consistent with past practice, Apple owns all of its inventory, equipment, and other personal property (both tangible and intangible) reflected on the latest balance sheet included in the Financial Statements, and any notes and schedules thereto, free and clear of any Liens, except for statutory liens for current Taxes not yet due and payable.

          (c) LEASEHOLDS. SCHEDULE 3.9 hereto lists all leases of real property, all leases of vehicles and rolling stock and all other leases of personal property with annual lease payments over $5,000, to which Apple is a party or to which any of the assets of Apple is subject. Apple owns the leasehold estates created by all such leases free and clear of any Liens, except for (i) statutory liens for current Taxes not yet due and payable, (ii) in the case of leases of real property, agreements with, and/or conditions imposed on the issuance of land use permits, zoning, business licenses, use permits or other entitlements of various types issued by city, county, state, and federal governmental bodies or agencies, necessary or beneficial to the continued use and occupancy of Apple's assets or the continuation of Apple's operations,
(iii) mechanics', carriers', workers', repairers', and other similar liens imposed by law arising or incurred in the ordinary course of business for obligations not yet due, and (iv) in the case of leases of vehicles, rolling stock, and other personal property, encumbrances, which do not, individually or in the aggregate, materially impair the operation of the business at the facility at which such leased equipment or other personal property is located.

     3.10 PAGERS. SCHEDULE 3.10 includes a true and complete list of the number and type of pagers in service in Apple's radio paging system (the "System") as of August 31, 1995. All of such pagers in service are operating pursuant to valid and binding rental and/or service agreements with Apple or agents or resellers, no single subscriber or related group of subscribers accounts for more than five percent of the paging revenues attributable to the System, and Apple and the Sellers do not know of any current subscribers who intend to discontinue the use of such service for any reason including, but not limited to, the consummation of the transactions contemplated herein. As used herein, "rental" means, with respect to any pager, provision of communications private carriage pursuant to Part 90 of the Communications Act of 1934, as amended, and the rental or lease of subscriber equipment to the customer by Apple or its agents or resellers to permit the customer to utilize such service. The rates charged to subscribers for each class of service and copies of all applicable tariffs filed with governmental agencies regulating the rates to be charged to subscribers of the System are all contained in SCHEDULE 3.10.

     3.11 LICENSES AND PERMITS. Set forth on SCHEDULE 3.11 is a list of all federal, state, county, and local governmental licenses, authorizations, certificates, permits, and orders (collectively, the "Licenses") held or applied for by Apple. Except as set forth on SCHEDULE 3.11, Apple has complied and is in compliance with the terms and conditions of all Licenses, and no violation of any such Licenses or the laws or rules governing the issuance or continued validity thereof, has occurred. Other than the consents required to be obtained in connection with this Agreement (which consents are set forth on SCHEDULE 3.6 hereto), no additional license, authorization, certificate, permit, or order is required from any Federal, state, county, or local governmental agency or body thereof in connection with the operation of the System by Apple or the Purchaser or the ownership by Apple or the Purchaser or the transfer of the Transferred Assets by Apple to the Purchaser. No claim has been made by any governmental authority to the effect that any license, authorization, certificate, permit, or order in addition to those listed on SCHEDULE 3.11 is necessary for the conduct of Apple's business.

     3.12 INTELLECTUAL RIGHTS. Attached hereto as SCHEDULE 3.12 is a list and description of all patents, trademarks, servicemarks, tradenames, and copyrights and applications therefor owned by or registered in the name of Apple or in which Apple has any right, license, or interest. Apple has good and marketable title to or the right to use such patents, trademarks, service marks, tradenames, and copyrights and all inventions, processes, designs, formulae, trade secrets, and know-how necessary for the conduct of its business, without the payment of any royalty or similar payment. Apple is not a party to any license agreements whether written or oral, either as licensor or licensee, with respect to any patents, trademarks, servicemarks, tradenames, or copyrights or applications therefor. To the best knowledge of Apple and each of the Sellers, Apple is not infringing any patent, trademark, servicemark, tradename, or copyright of others, and neither Apple nor the Sellers are aware of any infringement by others of any such rights owned by Apple.

     3.13 COMPLIANCE WITH LAWS. Apple has complied in all material respects, and is in compliance in all material respects, with all federal, state, county, and local laws, regulations, and orders that are applicable to Apple's business including, but not limited to, the rules and regulations of the Federal Communications Commission (the "FCC") and the Federal Aviation Administration (the "FAA") and the states and municipalities in which the System is located, and has filed with the proper authorities all statements and reports required by the laws, regulations, and orders to which Apple or its properties or operations are subject. Apple and the Sellers represent and warrant that they have complied in all material respects and, prior to the Closing, will comply in all material respects with, all rules, regulations, policies, precedents, and orders of the FCC and the FAA applicable to them with respect to marking, lighting, notification, and approval of each and every tower used in Apple's business. To the knowledge of Apple and the Sellers, none of the owners of any of the towers on which Apple leases tower space has failed to comply in any material respect with any of the aforesaid rules, regulations, policies, precedents, and orders of the FCC or the FAA applicable to such owner in its capacity as a tower owner.
No claim has been made by any governmental authority (and, to the best knowledge of Apple and the Sellers, no such claim is anticipated) to the effect that the business conducted by Apple fails to comply, in any material respect, with any law, rule, regulation, or ordinance. As used in this
Section 3.13, "complied in all material respects" means that no action has been taken and no failure to act has occurred that individually or in the aggregate could reasonably be expected to result in the suspension or revocation of any License. Without limiting the foregoing, Apple has complied with all judicial and governmental requirements relating to pollution and environmental control and regulation and employee health and safety including, but not limited to, laws, rules, regulations, ordinances, and orders related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, presence, emission, discharge, release, or threatened release into or on the air, land, surface, water, groundwater, personal property, or structures, wherever located, of any contaminants, hazardous materials, hazardous or toxic substances, or wastes as defined under any federal, state, or local laws, regulations, or ordinances.

     3.14 INSURANCE. Attached hereto as SCHEDULE 3.14 is a list of all policies of fire, liability, business interruption, and other forms of insurance and all fidelity bonds held by or applicable to Apple at any time since December 31, 1993, which schedule sets forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage, deductible amount or self-insured retention amount, limits of coverage, and annual premium. No event relating to Apple has occurred which is likely to result in any prospective upward adjustment in such premiums. Excluding insurance policies which have expired and been replaced, no insurance policy of Apple has been cancelled within the last three years, and no threat has been made to cancel any insurance policy of Apple within such period.

     3.15 ERISA PLANS. Apple has no employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     3.16 CONTRACTS AND AGREEMENTS. The contracts and agreements listed and described in SCHEDULE 3.16 constitute all of the written or oral contracts, commitments, leases, and other agreements (including, without limitation, promissory notes, loan agreements, and other evidences of indebtedness but excluding rental agreements and agreements with resellers) to which Apple is a party or by which Apple or its properties are bound with respect to which the obligations of or the benefits to be received by Apple could reasonably be expected to have a value in excess of $5,000 in any consecutive 12 month period (each a "Material Agreement"). Apple has also furnished to the Purchaser Apple's standard form rental agreement and agreement with resellers used in the ordinary course of Apple's business. Apple is not a lessor under any rental agreement or reseller agreement that varies from such standard form agreement in any material respect. Apple and the

Sellers have afforded to the Purchaser and the Purchaser's officers, attorneys, and other representatives the opportunity to review complete and correct copies of all of the Material Agreements. Apple is not and, to the best knowledge of Apple and the Sellers, no other party thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default) under any Material Agreements, and Apple has not waived any right under any Material Agreements. Neither Apple nor either Sellers has received any notice of default or termination under any Material Agreements and Apple has not assigned or otherwise transferred any rights under any Material Agreements. None of the Material Agreements are leases in connection with which an election was made under
Section 168(f)(8) of the Code.

     3.17 CLAIMS AND PROCEEDINGS. Attached hereto as SCHEDULE 3.17 is a list and description of all claims, actions, suits, proceedings, and investigations pending or, to the best knowledge of Apple and the Sellers, threatened against or affecting Apple or any of its properties or assets, at law or in equity, or before or by any court, municipal or other governmental department, commission, board, agency, or instrumentality. Except as set forth on SCHEDULE 3.17 attached hereto, none of such claims, actions, suits, proceedings, or investigations will result in any liability or loss to Apple which (individually or in the aggregate) is material to Apple, and Apple has not been, and Apple is not now, subject to any order, judgment, decree, stipulation, or consent of any court, governmental body, or agency. No inquiry, action, or proceeding has been asserted, instituted, or, to the best knowledge of Apple and the Sellers, threatened to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof. To the best knowledge of Apple and the Sellers, there is no basis for any such claim or action or any other claims or actions which would, or could reasonably be expected to (individually or in the aggregate), have a material adverse effect on the business, operations, or financial condition or prospects of Apple or the System or result in a material liability of Apple.

     3.18 TAXES. All Federal, foreign, state, county, and local income, gross receipts, excise, property, ad valorem, transfer, franchise, capital stock, business and occupation, license, sales, use, value-added, transfer, profits, gains, mortgage recording, disability, employment, payroll, withholding, custom, estimated, and other taxes, fees and assessments imposed by any governmental entity, agency, or instrumentality (individually, a "Tax" and collectively, "Taxes") returns, reports, statements, invoices, and declarations of estimated tax (collectively, "Returns") which were required to be filed by Apple on or before the date hereof have been filed within the time and in the manner provided by law, and all such Returns are true, correct, and complete and accurately reflect the liabilities for Tax of Apple. All Taxes, penalties, interest, and other additions to Taxes which have become due pursuant to such Returns have been adequately accrued in the Financial Statements of Apple and, to the extent the due date for payment of such Taxes has occurred prior to the Closing date hereof, have been timely paid by Apple. All annual or other FCC regulatory fees arising from the operations of Apple have been paid. Apple has not executed any presently effective waiver or extension of any statute of limitations against assessments and collections of Taxes, interest, penalties, or additions to Taxes or any extension of time to file any Return. There are no pending or threatened claims, assessments, notices, proposals to assess, deficiencies, or audits (collectively, "Apple Tax Actions") with respect to any Taxes, penalties, interest, or additions to Taxes owed or allegedly owed by Apple. To the best knowledge of Apple and the Sellers, there is no basis for any Apple Tax Actions. There are no liens for Taxes (other than any Liens for Taxes that are not yet due), penalties, interest, or additions to Taxes on any of the assets of Apple. Proper and accurate amounts of any and all payroll and employment Taxes that are required to be withheld have been withheld and remitted by Apple from and in respect of its directors, officers, shareholders, and employees for all periods in full and complete compliance with the tax withholding provisions of all applicable laws and regulations.

     3.19 PERSONNEL. Attached hereto as SCHEDULE 3.19 is a list of the names and annual rates of compensation of the employees of the System whose annual rates of compensation during the fiscal year ending December 31, 1994 (including base salary, bonuses, commissions, and incentive pay), exceeded or are expected to exceed $30,000. SCHEDULE 3.19 also summarizes the bonus, profit sharing, percentage compensation, company automobile, club membership, and other like benefits, if any, paid or payable to such employees during such fiscal year and to the date hereof. SCHEDULE 3.19 also contains a brief description of all material terms of all employment agreements and confidentiality agreements to which Apple is a party and all severance benefits which any director, officer, or employee of Apple is or may be entitled to receive. Apple has delivered to the Purchaser accurate and complete copies of all such employment agreements, confidentiality agreements, and all other agreements, plans, and other instruments to which Apple is a party and under which any of its employees are entitled to receive benefits of any nature. The employee relations of Apple have historically been good and there is no pending or, to the best knowledge of Apple and the Sellers, threatened labor dispute or union organization campaign involving Apple. None of the employees of Apple is represented by any labor union or organization. Apple is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours and is not engaged in any unfair labor practices. There is no unfair labor practice claim against Apple before the National Labor Relations Board or any strike, labor dispute, work slowdown, or work stoppage pending or, to the best knowledge of Apple and the Sellers, threatened against or involving Apple.

     3.20 BUSINESS RELATIONS. Neither Apple nor either Seller knows or has any reason to believe that any customer or supplier of the System will cease or otherwise refuse to do business after the Closing in the same manner as such business was previously conducted with Apple. Apple has not received any notice of any disruption (including delayed deliveries or allocations by suppliers) in the availability of the materials or products used by Apple nor are Apple or the Sellers aware of any facts which could lead any of them to believe that the operations of Apple will be subject to any such material disruption.

     3.21 BROKERS.   Other than an agreement with Communications Equity
Associates, Inc., which obligation is and shall remain the sole obligation of the Sellers, neither Apple nor either Seller has caused any liability to be incurred to any finder, broker, or sales agent in connection with the execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

     3.22 WARRANTIES. Attached hereto as SCHEDULE 3.22 is a list and brief description of all warranties and guarantees made by Apple to third parties with respect to any products sold or leased or services rendered by Apple. Except as set forth on SCHEDULE 3.22, no claims for breach of product or service warranties to customers have been made against Apple since January 1, 1992. To the best knowledge of Apple and the Sellers, no state of facts exists, or event has occurred, which may form the basis of any claim against Apple for liability on account of any express or implied warranty to any third party.

     3.23 ACCOUNTS RECEIVABLE. Except as set forth on SCHEDULE 3.23, all of the accounts, notes, and loans receivable that have been recorded on the books of Apple are bona fide and represent amounts validly due and, assuming collection efforts consistent with past practices, all such accounts receivable (net of reserves set forth on Apple's balance sheet as of June 30, 1995) should be collectable within 120 days after the Closing Date consistent with Apple's historical collection results. All of such accounts, notes, and loans receivable are free and clear of any security interests, liens, encumbrances, or other charges; none of such accounts, notes, or loans receivable are subject to any offsets or claims of offset; and none of the obligors of such accounts, notes, or loans receivable have given notice that they will or may refuse to pay the full amount thereof or any portion thereof.

     3.24 CUSTOMERS AND SUPPLIERS. SCHEDULE 3.24 contains a true, correct, and complete list of (a) Apple's ten largest customers (measured in dollar volume of revenue) during the year ended December 31, 1994, (b) Apple's ten largest suppliers (measured in dollar volume of purchases) during the year ended December 31, 1994, and (c) with respect to each such customer and supplier, the name and address thereof, dollar volume involved, and nature of the relationship (including the principal categories of products bought, sold, and leased).

     3.25 INTEREST IN COMPETITORS, SUPPLIERS, AND CUSTOMERS. Except as set forth in SCHEDULE 3.25, none of Apple, the Sellers, nor any officer or director of Apple, or affiliate of any of the foregoing, has any ownership interest in any competitor, supplier, or customer of the System or any property used in the operation of the System.

     3.26 INVENTORY. Except as set forth on SCHEDULE 3.26, the inventories shown on the Financial Statements and the June Asset List consist of (and the inventories of Apple at the Closing will consist of) items of a quality usable and readily saleable in the ordinary course of business by Apple.

     3.27 COMMISSION SALES CONTRACTS. Except as disclosed in SCHEDULE 3.27, Apple does not employ or have any relationship with any individual, corporation, partnership, or other entity whose compensation from Apple arising from the operation of the System is in whole or in part determined on a commission basis.

     3.28 REGULATORY CERTIFICATES. Neither Apple nor either Seller is aware of any information concerning Apple or its operations that could cause the FCC or any other regulatory authority not to issue to the Purchaser all regulatory certificates and approvals necessary for the consummation of the transactions contemplated hereunder and for the operation of the System subsequent thereto.

     3.29 INVESTMENT. Each Seller is acquiring the ProNet Common Stock from the Purchaser pursuant hereto for its own account and not with a view to, or for offer or resale in connection with any distribution thereof (within the meaning of Section 2(11) of the Securities Act), nor with any present intention of distributing or selling the same; and, other than pursuant to the provisions of the Registration Rights Agreement attached as EXHIBIT E hereto, Apple has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness, or commitment providing for the disposition thereof. Notwithstanding the foregoing, subject to the restrictions contained in
Section 9.2 and applicable law, the shares of ProNet Common Stock to be received by the Sellers hereunder shall be freely transferable.


     3.30 SOPHISTICATED INVESTOR STATUS. The Sellers are each Accredited Investors, as such term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     3.31 INVESTMENT RISK. Each Seller acknowledges and agrees that the acquisition by such Seller of ProNet Common Stock from the Purchaser pursuant to this Agreement carries a certain degree of risk and that he or she has taken full cognizance of and understands all of the risks related to the acquisition of ProNet Common Stock.

     3.32 LEGENDS. Each Seller understands, acknowledges, and agrees that a legend will be placed on all certificates evidencing the ProNet Common Stock in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE STATE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON DELIVERY TO PRONET INC., A DELAWARE CORPORATION (THE "COMPANY"), OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND/OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR APPLICABLE STATE SECURITIES LAWS, AND/OR ANY

          RULE OR REGULATION PROMULGATED THEREUNDER.

     3.33 PURCHASER INFORMATION. Each Seller has received from the Purchaser copies of the ProNet Filings. Each Seller has carefully read or reviewed and is familiar with the ProNet Filings. Each Seller and such Seller's representatives all have had an opportunity to ask questions of persons acting on behalf of the Purchaser and ProNet regarding ProNet and the ProNet Common Stock, and answers have been provided to all such questions to such Seller's satisfaction.

     3.34 INFORMATION FURNISHED. Apple and the Sellers have made available to the Purchaser and its officers, attorneys, accountants, lenders, and representatives true and correct copies of all agreements, documents, and other items listed on the schedules to this Agreement and all books and records of Apple, and neither this Agreement, the schedules hereto, nor any information, agreements, or documents delivered to or made available to the Purchaser or its officers, attorneys, accountants, lenders, and representatives pursuant to this Agreement or otherwise contain any untrue statement of a material fact or omit any material fact necessary to make the statements herein or therein, as the case may be, not misleading.

                                    ARTICLE 4

                                    COVENANTS

     4.1 INSPECTION. From the date hereof to the Closing, Apple and the Sellers shall, upon reasonable notice, provide the Purchaser and the Purchaser's officers, attorneys, accountants, representatives, and lenders free, full, and complete access during business hours to all books, records, tax returns, files, correspondence, personnel, facilities, and properties of Apple; provide the Purchaser and its officers, attorneys, accountants, representatives, and lenders all information and material pertaining to the business and affairs of Apple as the Purchaser may deem necessary or appropriate; and use their best efforts to afford the Purchaser and its officers, attorneys, accountants, and representatives the opportunity to meet with the customers and suppliers of Apple to discuss the business, condition (financial or otherwise), operations, and prospects of Apple. Any investigation by the Purchaser or its officers, attorneys, accountants, representatives, or lenders shall not in any manner affect the representations and warranties of Apple and the Sellers contained herein.

     4.2 COMPLIANCE. From the date hereof to the Closing, neither Apple nor the Sellers shall take or fail to take any action which action or failure to take such action shall cause the representations and warranties made by Apple or the Sellers herein to be untrue or incorrect as of the Closing.

     4.3 SATISFACTION OF ALL CONDITIONS PRECEDENT. From the date hereof to the Closing, Apple and the Sellers shall use their best efforts to cause all conditions precedent to the obligations of the Purchaser hereunder to be satisfied by the Closing.

     4.4 NO SOLICITATION. From the date hereof until 5:00 p.m., Dallas time, on January 31, 1996, Apple and the Sellers shall not, and shall use their best efforts to cause the officers, directors, employees, and agents of Apple not to,
(a) solicit, initiate or encourage the submission of proposals or offers from any person or entity for, or enter into any agreement or arrangement relating to, any acquisition or purchase of any or all of the assets or securities of Apple, or any merger, consolidation, or business combination with Apple or (b) participate in any negotiations regarding, or, except as required by legal process, furnish to any other person or entity any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate, or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. In addition, until 5:00 p.m., Dallas time, on January 31, 1996, Apple and the Sellers agree that neither Apple nor either Seller will enter into any agreement or consummate any transaction that would interfere with the consummation of the transactions contemplated by this Agreement. Apple and the Sellers shall promptly notify the Purchaser if any such proposal or offer described in this Section 4.4, or any inquiry or contact with any person or entity with respect thereto, is made. The notification under this Section 4.4 shall include the identity of the person or entity making such acquisition, offer or other proposal, the terms thereof, and any other information with respect thereto as the Purchaser may reasonably request.

     4.5 NOTICE OF DEVELOPMENTS. From the date hereof to the Closing, Apple and the Sellers shall, as soon as practicable upon Apple or either Seller becoming aware thereof, notify the Purchaser of any material problems or developments with respect to the business, operations, assets, or prospects of Apple. From the date hereof to the Closing, the Purchaser shall, as soon as practicable upon becoming aware thereof, notify the Sellers of any material problems or developments with respect to the business, operations, assets, or prospects of the Purchaser or ProNet.

     4.6 NOTICE OF BREACH. From the date hereof to the Closing, Apple and each Seller shall, immediately upon Apple or either Seller becoming aware thereof, give detailed written notice to the Purchaser of the occurrence of, or the impending or threatened occurrence of, any event that would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to Apple or the Sellers prior to the date of this Agreement, of any of their respective covenants, agreements, representations, or warranties contained or referred to herein or in any document delivered in accordance with the terms hereof.

     4.7 NOTICE OF LITIGATION. From the date hereof to the Closing, Apple and the Sellers shall, immediately upon Apple or either Seller becoming aware thereof, notify the Purchaser of (a) any suit, action, or proceeding (including, without limitation, any Tax Action or proceeding involving a labor dispute or grievance or union recognition) to which Apple becomes a party or which is threatened against Apple, (b) any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereby, or (c) any notice from any tribunal of its intention to institute an investigation into, or to institute a suit or proceeding to restrain or enjoin the consummation of, this Agreement or the transactions contemplated hereby or to nullify or render ineffective this Agreement or such transactions if consummated.

     4.8 CONTINUATION OF INSURANCE COVERAGE. From the date hereof to the Closing, Apple shall keep (and the Sellers shall cause Apple to keep) in full force and effect insurance coverage for Apple and its assets and operations comparable in amount and scope to the coverage now maintained covering Apple and its assets and operations.

     4.9 MAINTENANCE OF CREDIT TERMS. From the date hereof to the Closing, Apple shall continue (and the Sellers shall cause Apple to continue) to effect sales and leases of its products only on the terms that have historically been offered by Apple or on such other terms which are no less favorable to Apple.

     4.10 UPDATING INFORMATION. As of the Closing, Apple and the Sellers shall update all information set forth in the schedules to this Agreement.

     4.11 INTERIM OPERATIONS OF APPLE.

          (a) From the date hereof to the Closing, Apple shall conduct (and the Sellers shall cause Apple to conduct) its business only in the ordinary course consistent with past practice, and Apple shall not, unless the Purchaser gives its prior written approval, (i) issue or sell, or authorize for issuance or sale, additional shares of any class of capital stock, or issue, grant, or enter into any subscription, option, warrant, right, convertible security, or other agreement or commitment of any character obligating Apple to issue securities, (ii) declare, set aside, make, or pay any dividend or other distribution with respect to its capital stock (other than dividends or distributions consistent with past practices that will not adversely effect the operating cash flow of Apple and as expressly permitted by SECTION 9.5 hereof), (iii) redeem, purchase, or otherwise acquire, directly or indirectly, any of its capital stock, (iv) except in the ordinary course of business, sell, pledge, dispose of, or encumber, or agree to sell, pledge, dispose of (other than the assignment of that certain Unipage 80 terminal to Best Page or another designee of Zarcone), or encumber, any of its assets, or authorize any capital expenditure in excess of $5,000, (v) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof, or enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing, (vi) incur any indebtedness for borrowed money, issue any debt securities, or enter into or modify any contract, agreement, commitment, or arrangement with respect thereto, (vii) enter into, amend, or terminate any employment or consulting agreement with any director, officer, consultant, or key employee, enter into, amend, or terminate any employment or consulting agreement with any other person otherwise than in the ordinary course of business, take any action intended to increase or decrease the number of persons employed by Apple, or take any action with respect to the grant or payment of any severance or termination pay other than pursuant to policies or agreements of Apple in effect on the date hereof, (viii) enter into, extend, or renew any lease for office space, or (ix) except as required by law, adopt, amend, or terminate any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, or other employee benefit plan, agreement, trust, fund, or arrangement for the benefit or welfare of any officer, employee, or sales representative of Apple, so as to create any liability under Article IV of ERISA to any entity, (x) grant any increase in compensation to any director, officer, consultant, or key employee, or
     (xi) grant any increase in compensation to any other employee or consultant except in the ordinary course of business consistent with past practice.

          (b) From the date hereof to the Closing, Apple shall use (and the Sellers shall cause Apple to use) their best efforts to preserve intact the business organization of Apple, to keep available in all material respects the services of its present officers and key employees, to preserve intact Apple's banking relationships and credit facilities, to preserve the goodwill of those having business relationships with Apple, and to comply with all applicable laws.

     4.12 FINANCIAL STATEMENTS. From the date hereof until the Closing, as soon as available, and in any event within 30 days after the end of each calendar month beginning with July 1995, Apple shall furnish to the Purchaser a balance sheet, statement of income and retained earnings, and statement of changes in financial position of Apple for such month prepared by Apple as an internal management control consistent with past practices. Such monthly financial statements shall fairly present the financial position, results of operations, and changes in financial position as of the indicated dates and for the indicated periods.

     4.13 LICENSES. From the date hereof until the Closing, Apple and the Sellers shall cooperate and assist fully in connection with Purchaser's efforts to obtain, prior to the Closing Date, all consents and authorizations that may be required in connection with the transfer of each of the Licenses listed on
SCHEDULE 3.11.

     4.14 RESIGNATIONS OF DIRECTORS AND OFFICERS. Apple and the Sellers shall cause all directors and officers of Apple to deliver their written resignations to the Purchaser, which resignations shall be effective at or before the Closing and shall be in form and substance satisfactory to the Purchaser. Each such resignation shall state that the Purchaser is not in any way indebted or obligated to the resigning party for termination pay, loans, advances, or otherwise. At the Closing, the Sellers shall cause nominees of the Purchaser to be elected as the directors of each Company.

     4.15 BEST PAGE ASSETS. From the date hereof until the Closing, Zarcone agrees to cause Best Page not to sell, pledge, dispose of, or encumber or agree to sell, pledge, dispose of, or encumber any of the Chicago-area paging assets of Best Page.

     4.16 RESTRICTIVE LEGENDS. The Purchaser agrees to cause the restrictive legends described in Section 3.32 above to be removed from the certificates representing shares of ProNet Common Stock delivered hereunder at such time as such removal is permitted under applicable federal and state securities laws.

                                    ARTICLE 5

                              REGULATORY APPROVALS

     With the full cooperation and assistance of Apple and the Sellers as contemplated in Section 4.13 hereof, the Purchaser has filed with the FCC, the FAA, and with all state regulatory agencies, commissions, or other entities having jurisdiction over the System, applications for consent to the transfer to the Purchaser of the Licenses or any similar state authorizations, currently held by Apple. The Purchaser shall use all commercially reasonable efforts to prosecute such applications so as to permit the Closing to occur. Approval of the aforementioned applications by the FCC, the FAA, and by any applicable state agencies, commissions, or other entities shall be by Final Order (and such approvals shall hereinafter collectively be referred to as the "Final Order"). As used in this Agreement, any such approval shall only be a Final Order if
(a) the action of the subject governmental agency approving the application has not been reversed, stayed, enjoined, set aside, annulled, or suspended, (b) with respect to such approval, no timely request for stay, motion, or petition for reconsideration or rehearing, application, or request for review, or notice of appeal or other judicial petition for review is pending, and (c) the time for filing any such request, motion, petition, application, appeal, or notice, and for the entry of orders staying, reconsidering, or reviewing the subject governmental agency's own motion, shall have expired. Any action by a governmental authority approving the applications subject to conditions (other than conditions concerning notification of the consummation of this Agreement, other conditions that the FCC routinely attaches to grants of this type and conditions applicable solely to Apple or the Sellers that are satisfied prior to Closing) shall not be deemed a Final Order until such time as the Purchaser notifies Apple in writing of its willingness to accept such conditions. In addition, if prior to the date on which any such action would become a Final Order, the Purchaser does not elect to accept any such conditions, the Purchaser shall have the right to terminate this Agreement upon written notice to Apple and the Sellers and shall be relieved of all obligations hereunder as provided in Article 7 hereof.

                                    ARTICLE 6

                              CONDITIONS TO CLOSING

     6.1 CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to consummate the transactions contemplated hereby are subject to the fulfillment of each of the following conditions:

          (a) The representations and warranties of Apple and the Sellers contained in this Agreement shall be true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing; Apple and the Sellers shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by Apple and the Sellers at or prior to the Closing;

     and the Purchaser shall have received a certificate, dated as of the Closing Date, signed by the President of Apple and by each Seller to the foregoing effects.

          (b) No action or proceeding shall have been instituted or threatened for the purpose or with the possible effect of enjoining or preventing the consummation of this Agreement or seeking damages on account thereof.

          (c) Each of the Sellers shall have delivered to the Purchaser stock certificates evidencing the Shares owned by such Seller duly endorsed or accompanied by duly executed stock powers assigning such Shares to the Purchaser and otherwise in good form for transfer.

          (d) The Purchaser shall have received an opinion of Stephen Fiorentino, Esq., counsel for Apple and the Sellers, dated as of the Closing Date, substantially in the form attached hereto as EXHIBIT B.

          (e) The Purchaser shall have received an opinion of Moir & Hardman, FCC counsel for Apple, dated as of the Closing Date, substantially in the form attached hereto as EXHIBIT C.

          (f) Prior to the Closing, there shall not have occurred any material casualty or damage (whether or not insured) to any facility, property, asset, or equipment used in connection with the operation of Apple's business; there shall have been no material adverse change in the financial condition, business, properties, operations, or prospects of Apple since June 30, 1995; and Apple shall have conducted its operations only in the ordinary course consistent with past practices.

          (g) The FCC and all applicable state regulatory agencies, commissions, or other entities, by Final Order, shall have granted any required consent to the sale, transfer, and assignment of the Transferred Assets to the Purchaser and to the Purchaser's ownership and operation of the Transferred Assets.

          (h) As of the Closing Date, Apple shall have at least 41,500 pagers in service in the System and the Purchaser shall have received a certificate, dated as of the Closing Date, signed by the President of the Seller and the Sellers setting forth the number and type of pagers in service in the System.

          (i) As of the Closing Date, Apple's inventory shall include at least 850 new, unused current-model pagers and the Purchaser shall have received a certificate, dated as of the Closing Date, signed by the President of Apple to the foregoing effect.

          (j) As of the Closing Date, the cash and cash equivalents of Apple (excluding accounts receivable) shall equal or exceed the amount of Apple's accounts payable.

          (k)  All consents and approvals (i) listed on SCHEDULE 3.6 and
     (ii) otherwise required in connection with the execution, delivery, and performance of this Agreement shall have been obtained or waived and all such consents and approvals shall be in form and content reasonably satisfactory to the Purchaser.

          (l) All necessary action (corporate or otherwise) shall have been taken by Apple to authorize, approve, and adopt this Agreement and the consummation and performance of the transactions contemplated hereby, and the Purchaser shall have received a certificate, dated as of the Closing Date, signed by the President of Apple and the Sellers to the foregoing effect.

          (m) Each of the Sellers shall have entered into a Noncompetition Agreement (a "Noncompetition Agreement") with the Purchaser substantially in the form attached hereto as EXHIBIT D.

          (n) The Sellers and ProNet shall have entered into a Registration Rights Agreement substantially in the form of EXHIBIT E providing that ProNet shall prepare and file with the Securities and Exchange Commission (the "SEC") a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 (or any appropriate similar rule that may be adopted by the SEC) under the Securities Act (the "Shelf Registration") covering all of the ProNet Common Stock issued to the Sellers pursuant to this Agreement.

          (o) The Sellers, Best Page, the Purchaser, and the Escrow Agent shall have entered into an Indemnification Escrow Agreement substantially in the form of EXHIBIT A attached hereto.

          (p) The Purchaser and Best Page shall have completed the transactions contemplated by that certain Assignment and Bill of Sale (herein so called) by and among the Purchaser, Best Page and Zarcone substantially in the form of EXHIBIT G attached hereto and the Purchaser, Best Page, and Zarcone shall have entered into an Indemnification Agreement substantially in the form of EXHIBIT H attached hereto.

          (q) The Purchaser shall have received the resignations contemplated by Section 4.14 hereof.

          (r) At the Closing, the assets of Apple shall include an owner's title policy in form and substance acceptable to the Purchaser with respect to the real property of Apple located at 4235-37 S. Kedzie Ave.

          (s) Apple and the Sellers shall have delivered such good standing certificates, officer's certificates, and similar documents and certificates as counsel for the Purchaser shall have reasonably requested prior to the Closing Date.

The decision of the Purchaser to consummate the transactions contemplated hereby without the satisfaction of any of the preceding conditions shall not constitute a waiver of any of Apple's or any Sellers's respective representations, warranties, covenants, or indemnities herein.

     6.2 CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to consummate the transactions contemplated hereby are subject to the fulfillment of the following conditions:

          (a) The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties had been made as of the Closing; all agreements to be performed hereunder by the Purchaser at or prior to the Closing shall have been performed in all material respects; and the Sellers shall have received a certificate, dated as of the Closing Date, signed by the President of the Purchaser to the foregoing effects.

          (b) No action or proceeding shall have been instituted or threatened for the purpose or with the possible effect of enjoining or preventing the consummation of this Agreement or seeking damages on account thereof.

          (c) The Purchaser shall have delivered to each Seller a certified bank check or wire transfer in the amount of the cash portion of the Purchase Price to be paid on the Closing Date and a certificate or certificates representing the shares of ProNet Common Stock to be delivered to such Seller as provided in SCHEDULE 1.3 in accordance with and as specified in Section 1.4 hereof.

          (d) The Sellers shall have received an opinion of Vinson & Elkins L.L.P., counsel for the Purchaser, dated as of the Closing Date, in the form attached hereto as EXHIBIT F.

          (e) The Purchaser shall have entered into Noncompetition Agreements with each of the Sellers substantially in the form of EXHIBIT D attached hereto and shall have delivered to the Sellers the amount of the consideration specified therein by certified bank check or wire transfer.

          (f) The Sellers, Best Page, the Purchaser and the Escrow Agent shall have entered into an Indemnification Escrow Agreement substantially in the form of EXHIBIT A attached hereto.

          (g) The Sellers and ProNet shall have entered into a Registration Rights Agreement substantially in the form of EXHIBIT E attached hereto.

          (h) The Purchaser and Best Page shall have completed the transactions contemplated by the Assignment and Bill of Sale.

          (i) All necessary action (corporate or otherwise) shall have been taken by the Purchaser to authorize, approve, and adopt this Agreement and the consummation and performance of the transactions contemplated hereby, and the Sellers shall have received a certificate, dated as of the Closing Date, signed by an officer of the Purchaser to the foregoing effect.

          (j) The Purchaser shall have delivered such good standing certificates, officer's certificates, and similar documents and certificates as counsel for the Sellers shall have reasonably requested prior to the Closing Date.

The decision of the Sellers to consummate the transactions contemplated hereby without the satisfaction of any of the preceding conditions shall not constitute a waiver of any of the Purchaser's representations, warranties, covenants, or indemnities herein.


                                    ARTICLE 7

                                   TERMINATION

     This Agreement may be terminated prior to the Closing by (a) the mutual consent of the Purchaser and the Sellers, (b) the Sellers upon the failure of the Purchaser to perform or comply in all material respects with each of its covenants or agreements contained herein prior to the Closing or if each representation or warranty of the Purchaser hereunder shall not have been true and correct as of the time at which such representation or warranty was made,
(c) the Purchaser upon the failure of Apple or either Seller to perform or comply in all material respects with each of its, his or her covenants or agreements contained herein prior to the Closing or if each representation or warranty of Apple or the Sellers hereunder shall not have been true and correct as of the time at which such representation or warranty was made, (d) the Purchaser in accordance with the provisions of Article 5 hereof, and (e) the Sellers or the Purchaser if the Closing does not occur by January 31, 1996; provided, that no party may terminate this Agreement pursuant to (b), (c), or
(e) above if such party is, at the time of any such attempted termination, in breach of any term hereof.

                                    ARTICLE 8

                                 INDEMNIFICATION

     8.1 INDEMNIFICATION OF THE PURCHASER. Apple and the Sellers, each jointly and severally agree to indemnify and hold harmless the Purchaser and each officer, director, employee, consultant, stockholder, and affiliate of the Purchaser (collectively, the "Purchaser Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, "Indemnified Costs") which any of the Purchaser Indemnified Parties may sustain, or to which any of the Purchaser Indemnified Parties may be subjected, arising out of any breach or default by Apple or either Seller of or under any of the representations, warranties, covenants, agreements, or other provisions of this Agreement or any agreement or document executed in connection herewith.

     8.2 INDEMNIFICATION OF THE SELLERS. The Purchaser agrees to indemnify and hold harmless each of the Sellers (collectively, the "Seller Indemnified Parties" and together with the Purchaser Indemnified Parties, the "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, the "Seller Indemnified Costs" and together with the Purchaser Indemnified Costs, the "Indemnified Costs") which any of the Seller Indemnified Parties may sustain, or to which any of the Seller Indemnified Parties may be subjected, arising out of or relating to (a) any debts, claims, obligations or liabilities of Apple which become due, are incurred or are to be performed after the Closing ("Post-Closing Liabilities"), other than (i) any Post-Closing Liabilities arising out of or relating to any breach or default by Apple or either Seller of any of the representations, warranties, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith and
(ii) any Tax liability of the Sellers, Apple or Best Page relating to the period prior to the Closing Date or resulting from the transactions contemplated hereunder, or (b) any breach or default by the Purchaser of or under any of the representations, warranties, covenants, agreements, or other provisions of this Agreement or any agreement or document executed in connection herewith.

     8.3 DEFENSE OF THIRD-PARTY CLAIMS. An Indemnified Party shall give prompt written notice to any entity or person who is obligated to provide indemnification hereunder (an "Indemnifying Party") of the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a "third-party action") in respect of which such Indemnified Party shall seek indemnification hereunder. Any failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it or he may have to such Indemnified Party under this Article 8 unless the failure to give such notice materially and adversely prejudices such Indemnifying Party. The Indemnifying Parties shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as they deem appropriate; provided, however, that:

          (a) The Indemnified Party shall be entitled, at his, her, or its own expense, to participate in the defense of such third-party action (provided, however, that the Indemnifying Parties shall pay the attorneys' fees of the Indemnified Party if (i) the employment of separate counsel shall have been authorized in writing by any such Indemnifying Party in connection with the defense of such third-party action, (ii) the Indemnifying Parties shall not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of such third-party action, (iii) the Indemnified Party shall have reasonably concluded that there may be defenses available to such Indemnified Party that are different from or additional to those available to the

     Indemnifying Parties, or (iv) the Indemnified Party's counsel shall have advised the Indemnified Party in writing, with a copy to the Indemnifying Parties, that there is a conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel);

          (b) The Indemnifying Parties shall obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission, or acknowledgement of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgement, injunctive or other equitable relief would be imposed against the Indemnified Party or if, in the opinion of the Indemnified Party, such settlement, compromise, admission, or acknowledgement could have a material adverse effect on its business or, in the case of an Indemnified Party who is a natural person, on his or her assets or interests;

          (c) No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such third-party action; and

          (d) The Indemnifying Parties shall not be entitled to control (but shall be entitled to participate at their own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgement of any third-party action (i) as to which the Indemnifying Parties fail to assume the defense within a reasonable length of time or (ii) to the extent the third-party action seeks an order, injunction, or other equitable relief against the Indemnified Party which, if successful, would materially adversely affect the business, operations, assets, or financial condition of the Indemnified Party; PROVIDED, HOWEVER, that the Indemnified Party shall make no settlement, compromise, admission, or acknowledgement that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party.

The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this Article 8 and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

     8.4 DIRECT CLAIMS. In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to Section 8.3 hereof because no third-party action is involved, the Indemnified Party shall notify the Indemnifying Parties in writing of any Indemnified Costs which such Indemnified Party claims are subject to indemnification under the terms hereof. The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless the resulting delay materially prejudices the position of the Indemnifying Parties with respect to such claim.

     8.5 NO CONTRIBUTION. In the event the Closing occurs, the Sellers, and not Apple, shall be fully liable for any Purchaser Indemnified Costs sustained by the Purchaser Indemnified Parties; accordingly, the Sellers shall not be entitled to contribution or any other payments from Apple for any Purchaser Indemnified Costs that the Sellers are obligated to pay pursuant to this Agreement or under applicable law.

     8.6 ESCROW. On the Closing Date, the Purchaser, the Sellers, Best Page, and the Escrow Agent will enter into the Indemnification Escrow Agreement in accordance with which the Purchaser shall, at Closing, deposit $404,000 with the Escrow Agent. If any claim for indemnification is made by a Purchaser Indemnified Party pursuant to this Article 8 prior to the Release Date (as defined in the Indemnification Escrow Agreement), such Purchaser Indemnified Party may apply for payment of any such Purchaser Indemnified Costs up to the amount of $404,000 in accordance with the provisions of the Indemnification Escrow Agreement and this Agreement.

                                    ARTICLE 9

                                  MISCELLANEOUS

     9.1 COLLATERAL AGREEMENTS, AMENDMENTS, AND WAIVERS. This Agreement (together with the documents delivered in connection herewith) supersedes all prior documents, understandings, and agreements, oral or written, relating to this transaction, other than the provisions regarding confidentiality set forth in paragraph 2 of that certain letter of intent dated July 10, 1995, among the parties hereto and constitutes the entire understanding among the parties hereto with respect to the subject matter hereof. Any modification or amendment to, or waiver of, any provision of this Agreement (or any document delivered in connection herewith unless otherwise expressly provided therein) may be made only by an instrument in writing executed by the party against whom enforcement thereof is sought.

     9.2 RESTRICTION ON TRANSFER OF PRONET COMMON STOCK. In consideration of the benefits to be received by the Sellers hereunder, each Seller hereby agrees and acknowledges that the shares of ProNet Common Stock to be received by such Seller on the Closing Date shall be subject to the following restrictions on transfer. The Seller shall only be permitted to sell, assign, transfer, grant any options for the purchase of, or otherwise dispose (a "Disposition") of that number of shares of ProNet Common Stock equal to 8.33 percent of the total number of shares of ProNet Common Stock to be delivered to such Seller at Closing in each calendar month following the Closing Date, for a period of 12 calendar months beginning on the three-month anniversary of the Closing Date, provided that Dispositions of any shares of ProNet Common Stock so released may be made at any time and from time to time after such release. The Sellers shall not be obligated to transfer any of the ProNet Common Stock received hereunder and, upon the expiration of 15 months following the Closing Date, all of such ProNet Common Stock shall be released from the foregoing restriction.

     9.3 SUCCESSORS AND ASSIGNS. No rights or obligations of any party hereto under this Agreement may be assigned (except that the Purchaser may assign its rights and obligations to any affiliate (as that term is defined in Rule 144 under the Securities Act) of the Purchaser or to any successor entity to the Purchaser whether pursuant to a sale of all or substantially all of the Purchaser's assets, the merger, consolidation, liquidation, or dissolution of the Purchaser, or otherwise). In the event that the Purchaser's rights are assigned to any successor entity, then that portion of the Purchase Price that was to be paid in ProNet Common Stock shall be paid in cash. Any assignment, dissolution, or liquidation in violation of the foregoing shall be null and void. Subject to the preceding sentences of this Section 9.3, the provisions of this Agreement (and, unless otherwise expressly provided therein, of any document delivered pursuant to this Agreement) shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns.

     9.4 EXPENSES. Each of the parties hereto shall pay its or his own respective costs and expenses incurred in connection with this Agreement. Apple and the Purchaser shall each pay one-half of any administrative, application, and filing costs incurred in connection with regulatory approvals described in
Article 5 hereof.

     9.5 SURPLUS WORKING CAPITAL. At Closing, the Sellers shall be entitled to dividend or otherwise distribute the cash and cash equivalents of Apple (excluding Apple's accounts receivable) in excess of the amount of Apple's accounts payable as of such date.

     9.6 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable from this Agreement, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     9.7 WAIVER. No failure or delay on the part of any party in exercising any right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege; nor shall any single or partial exercise of any such right, power, or privilege preclude any other or future exercise thereof or the exercise of any other right, power, or privilege.

     9.8 NOTICES. Any notices required or permitted to be given under this Agreement (and, unless otherwise expressly provided therein, under any document delivered in connection with this Agreement) shall be given in writing and shall be deemed received (a) when personally delivered to the relevant party at such party's address as set forth below, (b) when confirmed if delivered by telefacsimile or similar device, or (c) if sent by mail, on the third day following the date when deposited in the United States mail, certified or registered mail, postage prepaid, to the relevant party at its or his address indicated below:

     If to the Purchaser:          Contact Communications Inc.
                                   6340 LBJ Freeway
                                   Dallas, Texas  75240
                                   Attn:   Jackie R. Kimzey
                                           Mark A. Solls, Esq.
                                           Fax No: (214) 774-0640

     With a copy to:               Vinson & Elkins L.L.P.
                                   2001 Ross Avenue, Suite 3700
                                   Dallas, Texas  75201
                                   Attn:   Jeffrey A. Chapman, Esq.
                                           Mark Early, Esq.
                                           Fax No: (214) 220-7716

     If to Apple                   Apple Communication, Inc.
     or the Sellers:               Salvatore Zarcone
                                   Jill DiFoggio
                                   4235 S. Kedzie Avenue
                                   Chicago, Illinois 60632
                                   Fax No: (312) 927-7036

     With a copy to:               Stephen Fiorentino, Esq.
                                   221 North LaSalle Street, Suite 2050
                                   Chicago, Illinois  60601
                                   Fax No.: (312) 853-3254

Each party may change its or his address for purposes of this Section 9.8 by proper notice to the other parties.

     9.9 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing.

     9.10 PUBLIC ANNOUNCEMENT. No public announcement shall be made by Apple or the Sellers with respect to the transactions contemplated hereby without the approval of the Purchaser and no public announcement shall be made by the Purchaser with respect to the transactions contemplated hereby without the approval of Zarcone, unless otherwise required by law.

     9.11 FURTHER ASSURANCES. From time to time hereafter, (a) at the request of the Purchaser, but without further consideration, Apple and the Sellers shall execute and deliver such other instruments of conveyance, assignment, transfer, and delivery and take such other action as the Purchaser may reasonably request in order more effectively to consummate the transactions contemplated hereby, and (b) at the request of Apple or the Sellers, but without further consideration, the Purchaser shall execute and deliver such other certificates, statements, and documents, and take such other action as Apple or the Sellers may reasonably request in order to more effectively consummate the transactions contemplated hereby.

     9.12 NO THIRD-PARTY BENEFICIARIES. Except for the Indemnified Parties not a party to this Agreement, no person or entity not a party to this Agreement shall be deemed to be a third-party beneficiary hereunder or entitled to any rights hereunder.

     9.13 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     9.14 HEADINGS. The headings, captions, and arrangements used in this Agreement are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of this Agreement or affect the meaning hereof.

     9.15 SECTIONS; EXHIBITS. All references to "Sections", "Subsections", "Schedules", "Exhibits" herein are, unless specifically indicated otherwise, references to sections, subsections, schedules, and exhibits of and to this Agreement. All schedules and exhibits attached hereto are made a part hereof for all purposes, the same as set forth herein verbatim, it being understood that if any exhibit attached hereto which is to be executed and delivered contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to or at the time of the execution and delivery thereof.

     9.16 NUMBER AND GENDER OF WORDS. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

     9.17 SPECIFIC PERFORMANCE. The parties hereto acknowledge and agree that, without limiting any other remedy available to the Purchaser at law or in equity, the Purchaser shall be able to specifically enforce the terms of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in one or more counterparts (all of which shall constitute one and the same agreement) as of the day and year first above written.


                         CONTACT COMMUNICATIONS INC.



                         By: /s/ MARK A. SOLLS
                             -------------------------------------------------
                             Mark A. Solls, Vice President and General Counsel

                         APPLE COMMUNICATION, INC.


                         By: /s/ SALVATORE ZARCONE
                             -------------------------------------------------
                             Salvatore Zarcone, President

                         /s/ SALVATORE ZARCONE
                         -----------------------------------------------------
                         Salvatore Zarcone


                         /s/ JILL DIFOGGIO
                         -----------------------------------------------------
                         Jill DiFoggio

                                    GUARANTEE

     As an inducement to Apple Communication, Inc., an Illinois corporation, Salvatore Zarcone, and Jill DiFoggio (collectively, the "Shareholders") entering into that certain Stock Purchase Agreement (the "Agreement"), dated today, with Contact Communications Inc., a Delaware corporation (the "Purchaser"), ProNet Inc. ("ProNet"), a Delaware corporation and the owner of all of the issued and outstanding capital stock of the Purchaser, hereby guarantees the full and prompt performance by the Purchaser of all obligations of the Purchaser under the Agreement, including the payment, when due, of all sums owing by the Purchaser to the Shareholders under the Agreement. This Guarantee shall be governed by the laws of the State of Illinois.

                              PRONET INC.


                             By: /s/ MARK A. SOLLS
                                 ---------------------------------------------
                             Name:  Mark A. Solls
                             Title: Vice President and General Counsel

                                    EXHIBIT A

                                     FORM OF

                        INDEMNIFICATION ESCROW AGREEMENT


     The undersigned, Best Page, Inc., an Illinois corporation ("Best Page"), Salvatore Zarcone ("Zarcone"), Jill DiFoggio ("DiFoggio" and, collectively with Best Page and Zarcone, the "Sellers") and Contact Communications Inc. ("Purchaser" and, collectively with the Sellers, the "Undersigned"), in order to designate NationsBank of Texas, National Association (the "Depository") as the Depository for the Undersigned for the purposes and upon the terms and conditions herein set forth, do hereby represent and warrant to, and agree with each other and the Depository, as follows:

     1. APPOINTMENT OF THE DEPOSITORY. The Depository is hereby appointed Depository for the Undersigned with respect to the "Escrowed Sum" as that term is herein defined.

     2. THE ESCROWED SUM. At the closing (the "Closing") of the transactions contemplated by (a) that certain Stock Purchase Agreement dated as of October ___, 1995 (the "Apple Agreement"), by and among Zarcone, DiFoggio, Apple Communication, Inc., an Illinois corporation ("Apple"), and the Purchaser and
(b) that certain Assignment and Bill of Sale (the "Bill of Sale") by and among the Purchaser, Best Page, and Zarcone, the Undersigned shall deposit with the Depository, as custodian and depository, an aggregate of $500,000, and direct that same be held and disposed of by the Depository as herein provided.

     3.   THE DEPOSITORY'S DUTIES AND AUTHORITY TO ACT.

     (a) Except as may be otherwise provided in paragraph 22, in which event the special instructions in said paragraph 22 shall be controlling, the Depository shall hold the Escrowed Sum in safekeeping and deliver the same or any part or parcel thereof, including the interest earned from investments made pursuant to paragraph 20 hereof, only (i) to one or more of the Undersigned in accordance with and upon the written instructions of each of the other of the Undersigned and/or (ii) in accordance with and upon the written instructions of all of the Undersigned.

     (b) When instructions from more than one of the Undersigned are required, such instructions may be given by separate instruments of similar tenor. Any of the Undersigned may hereafter act through an agent or attorney-in-fact only if written evidence of authority in form and substance satisfactory to the Depository is furnished to the Depository and agreed to by the Depository. Best Page hereby authorizes the Depository to rely on instructions from Zarcone with respect to any item as to which instructions from Best Page are required.

     (c) The Depository may act upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other document which it in good faith believes to be genuine.

     (d) The Depository shall be deemed to have properly delivered any portion of Escrowed Sum upon wire transfer of such amount to account designated in writing to the Depository by the recipient thereof.

     (e) In performing its duties under this Agreement, or upon the claimed failure to perform any of its duties hereunder, the Depository shall not be liable to anyone for damages, losses or expenses which may be incurred as a result of the Depository so acting or failing to so act; provided, however, the Depository shall not be relieved from liability for damages arising out of its proven gross negligence or willful misconduct under this Agreement. The Depository shall in no event incur any liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of legal counsel given with respect to any questions relating to the duties and responsibilities of the Depository hereunder or (ii) any action taken or omitted to be taken in reliance upon any document delivered to the Depository by the Undersigned and believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (f) Payment of moneys hereunder shall be made by cashiers check or by wire transfer of immediately available funds in accordance with instructions contained in the applicable disbursement notice to the Depository.

     4. OTHER AGREEMENTS. The Depository is not a party to, nor is it bound by, nor need it give consideration to the terms or provisions of, any other agreement or undertaking among the Undersigned or any of them, or between the Undersigned or any of them and other persons, or any agreement or undertaking which may be evidenced by or disclosed by the Escrowed Sum, it being the intention of the parties hereto that the Depository assent to and be obligated to give consideration only to the terms and provisions hereof. Unless otherwise provided in paragraph 22, the Depository shall have no duty to determine or inquire into the happening or occurrence of any event or contingency or the performance or failure of performance of any of the Undersigned with respect to arrangements or contracts with each other or with others, the Depository's sole duty hereunder being to hold the Escrowed Sum and to dispose of and deliver the same in accordance with instructions given to it as provided in paragraph 3.

     5.   STANDARD OF CARE.

     (a) The Depository undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Depository.

     (b) If the Depository is required by the terms hereof to determine the occurrence of any event or contingency, the Depository shall, in making such determination, be liable only for its proven gross negligence or willful misconduct, as determined in light of all the circumstances, including the time and facilities available to it in the ordinary conduct of its business. In determining the occurrence of any such event or contingency the Depository may request from any of the Undersigned or any other person such reasonable additional evidence as the Depository in its sole discretion may deem necessary to determine any fact relating to the occurrence of such event or contingency, and may at any time inquire of and consult with others, including without limitation, any of the Undersigned, and the Depository shall not be liable for any damages resulting from its delay in acting hereunder pending its receipt and examination of additional evidence requested by it.

     (c) Whenever the Depository is required by the terms hereof to take action upon the occurrence of any event or contingency, the time prescribed for such action shall in all cases be a reasonable time after written notice received by the Depository for the happening of such event or contingency, provided however, that this provision shall not be deemed to limit or reduce the time allowed the Depository for action as provided in paragraph 5(b).

     6. LIMITATION ON LIABILITY. The Depository shall not be responsible or liable to the Undersigned or to any other person in any manner whatsoever for the sufficiency, correctness, genuineness, effectiveness or validity of any of the Escrowed Sum, or for the form or execution thereof, or for the identity or authority of any person executing or depositing the same. If any of the Undersigned are acting as agent for others, all of the Undersigned represent and warrant that each such agent is authorized to make and enter into this Agreement. This Agreement is a personal one between the Undersigned and the Depository. The Depository is authorized by each of the Undersigned to rely upon all representations, both actual and implied, of each of the Undersigned and all other persons relating to this Agreement and/or the Escrowed Sum, including without limitation representations as to marital status, authority to execute and deliver this Agreement, notifications, receipts or instructions hereunder, and relationships among persons, firms, corporations or other entities, including those authorized to receive delivery hereunder, and the Depository shall not be liable to any person in any manner by reason of such reliance. The duties of the Depository hereunder shall be only to the Undersigned, their respective successors, heirs, assigns, executors and administrators and to no other person, firm, corporation or other entity whatsoever.

     7. TIME OF PERFORMANCE. Whenever under the terms hereof the time for performance of any provision shall fall on a date which is not a regular business day of the Depository, the performance thereof on the next succeeding regular business day of the Depository shall be deemed to be in full compliance. Whenever time is referred to in this Agreement, it shall be the time recognized by the Depository in the ordinary conduct of its normal business transactions.

     8.   DEATH, DISABILITY, ETC. OF THE UNDERSIGNED.   The death, disability,
bankruptcy, insolvency, reorganization or absence of any of the Undersigned shall not affect or prevent performance by the Depository of its obligations or its right to rely upon instructions received hereunder. However, in the event of the death, disability, bankruptcy, insolvency, reorganization or absence of any of the Undersigned, the Depository (without liability to any of the Undersigned) may refrain from taking any action required or requested hereunder until it has received such reasonable additional documentation as the Depository may deem necessary to determine any fact relating to the occurrence of any such event.

     9. INQUIRY AS TO THE ESCROWED SUM. The Depository shall provide prompt confirmation to the Undersigned that the Escrowed Sum has been deposited and invested in accordance with the terms hereof.

     10.  REMEDIES OF THE DEPOSITORY.

     (a) As additional consideration for and as an inducement for the Depository to act hereunder, it is understood and agreed that in the event of any disagreement between the parties to this Agreement or in the event any other person or entity claims an interest in the Escrowed Sum or any part thereof, and such disagreement or claim results in adverse claims and demands being made by them or any of them in connection with or for any part of the Escrowed Sum, the Depository shall be entitled, at the option of the Depository, to refuse to comply with the instructions or demands of the parties to this Agreement, or any of such parties, so long as such disagreement or adverse claim shall continue. In such event, the Depository shall not be required to make delivery or other disposition of the Escrowed Sum. Anything herein to the contrary notwithstanding, the Depository shall not be or become liable to the Undersigned or any of them for the failure of the Depository to comply with the conflicting or adverse demands of the Undersigned or any of such parties or of any other persons or entities claiming an interest in the Escrowed Sum or any part thereof. The Depository shall be entitled to refrain and refuse to deliver or otherwise dispose of the Escrowed Sum or any part thereof or to otherwise act hereunder, as stated above, unless and until (i) the rights of the parties and all other persons and entities claiming an interest in the Escrowed Sum have been duly adjudicated in a court having jurisdiction of the parties and the Escrowed Sum or (ii) the parties to this Agreement and such other persons and entities have reached an agreement resolving their differences and have notified the Depository in writing of such agreement and have provided the Depository with indemnity satisfactory to it against any liability, claims or damages resulting from compliance by the Depository with such agreement. In addition to the foregoing, the Depository shall have the right to tender into the registry or custody of any court having jurisdiction, any part of or all of the Escrowed Sum. Upon such tender, the parties hereto agree that the Depository shall be discharged from all further duties under this Agreement; provided, however, that the filing of any such legal proceedings shall not deprive the Depository of its compensation hereunder earned prior to such filing and discharge of the Depository of its duties hereunder.

     (b) While any suit or legal proceeding arising out of or relating to this Agreement or the Escrowed Sum or the Undersigned is pending, whether the same be initiated by the Depository or by others, the Depository shall have the right at its option to stop all further performance of this Agreement and instructions received hereunder until all differences shall have been resolved by agreement or until the rights of all parties shall have been fully and finally adjudicated by the court. For purposes of any suit or legal proceeding arising out of or relating to this Agreement to which the Depository may be a party, the Undersigned hereby consent and submit to the jurisdiction of the appropriate court, whether Federal or state, sitting in Dallas County, Texas. The rights of the Depository under this paragraph are in addition to all other rights which it may have by law or otherwise.

     11. RELIANCE ON COUNSEL. The Depository may from time to time consult with legal counsel of its own choosing, other than Vinson & Elkins L.L.P., in the event of any disagreement, or controversy, or question or doubt as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion or instructions of such counsel. Any such fees and expenses of such legal counsel shall be considered part of the fees and expenses of the Depository described below.

     12.  FEES AND EXPENSES.

     (a) The Undersigned hereby jointly and severally agree to pay the Depository for its ordinary services hereunder the fees determined in accordance with, and payable as specified in, the Schedule of Fees set forth in Exhibit "A", attached hereto. In addition, the Undersigned hereby jointly and severally agree to pay to the Depository its expenses incurred in connection with this Agreement, including, but not limited to, legal fees and expenses, in the event the Depository deems it necessary to retain counsel. Such expenses shall be paid to the Depository within 10 days following receipt by any of the Undersigned of a written statement setting forth such expenses.

     (b) The Undersigned jointly and severally agree that in the event any controversy arises under or in connection with this Agreement or the Escrowed Sum, or the Depository is made a party to or intervenes in any litigation pertaining to this Agreement or the Escrowed Sum, to pay to the Depository reasonable compensation for its extraordinary services and to reimburse the Depository for all costs and expenses associated with such controversy or litigation, including, but not limited to, legal fees and expenses.

     (c) As security for all fees and expenses of the Depository hereunder and any and all losses, claims, damages, liabilities and expenses incurred in connection with the acceptance of appointment hereunder or with the performance of its obligations under this Agreement and to secure the obligation of the Undersigned to indemnify the Depository as set forth in paragraph 21 hereof, the Depository is granted a security interest in and lien upon the Escrowed Sum, which security interest and lien shall be prior to all other security interests, liens or claims against the Escrowed Sum or any part thereof. Each of the Undersigned warrant and agree with the Depository that, unless otherwise expressly set forth in this Agreement, there is no security interest in the Escrowed Sum or any part thereof; no financing statement under the Uniform Commercial Code of any jurisdiction is on file in any jurisdiction claiming a security interest in or describing, whether specifically or generally, the Escrowed Sum or any part thereof; and the Depository shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrowed Sum or any part thereof or to file any financing statement under the Uniform Commercial Code of any jurisdiction with respect to the Escrowed Sum or any part thereof.

     (d) The Depository is authorized by the Undersigned to withhold from the Escrowed Sum, prior to distribution thereof and prior to termination of this Agreement, all unpaid fees and expenses to which the Depository is entitled hereunder. In addition, in the event any such fees and expenses are not paid to the Depository on or prior to the date such amounts are due, the Depository is hereby authorized and directed to pay such amounts owed to it from the Escrowed Sum.

     (e) In the event fees and expenses of the Depository are to be paid pursuant to paragraph 22 hereof, it is understood and agreed by the Undersigned that such fees and expenses are in addition to those described above and that such fees and expenses shall be subject to periodic review and modification by the Depository as determined by the Depository in its sole discretion.

     13. EFFECTIVE DATE. The effective date of this Agreement shall be the date on which it is accepted by the Depository unless otherwise provided in paragraph 22.

     14. TERMINATION AND RESIGNATION. Unless sooner terminated as hereinafter provided, this Agreement shall terminate without action of any party when all of the terms hereof shall have been fully performed. Either the Depository or the Undersigned may terminate this Agreement upon thirty
(30) days written notice (i) signed by the Depository and delivered to each of the Undersigned or (ii) signed by each of the Undersigned and delivered to the Depository. Upon termination of this Agreement, the Depository shall deliver the Escrowed Sum in accordance with the written instructions delivered by the Undersigned pursuant to paragraph 3(a) hereof. All fees and expenses owed to the Depository hereunder shall be paid in full prior to such delivery of the Escrowed Sum, and the Depository is hereby authorized and directed by the Undersigned to withhold release or distribution of the Escrowed Sum until such time as the Depository has received payment in full of such fees and expenses. The Depository is authorized and directed to deduct such fees and expenses from the Escrowed Sum prior to release or distribution thereof.

     15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and such counterparts shall constitute and be one and the same instrument.

     16. ASSIGNMENT OF INTERESTS. None of the Undersigned shall assign or attempt to assign or transfer his or its interest hereunder or any part thereof. Any such assignment or attempted assignment by any one or more of the Undersigned shall be in direct conflict with this Agreement and the Depository shall not be bound thereby.

     17. AMENDMENTS. This Agreement cannot be amended or modified except by another agreement in writing signed by all the parties hereto or by their respective successors in interest.

     18. HEADINGS. The paragraph headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this agreement.

     19. GOVERNING LAW. This Agreement shall be deemed to have been made and shall be construed and interpreted in accordance with the laws of the State of Texas.

     20.  INVESTMENT OF ESCROWED SUM; WITHHOLDING.

     (a) The Depository shall invest cash balances each day in such money market or other short-term investment funds as shall be specified in writing by an Authorized Representative on Exhibit "B" [Disclosure and Direction] attached hereto. Such money market or short-term investment funds may include, but shall not be limited to, any open-end or closed-end management investment trust or investment company registered under the Investment Company Act of 1940, as amended, for which the Depository or one of its affiliates acts as investment advisor, custodian, transfer agent, registrar, sponsor, distributor, manager or otherwise, and any fees paid to the Depository or its affiliate by such fund shall be in addition to the fees and expenses owed to the Depository under this Agreement.

     (b) The Depository shall not be responsible or liable for determination or payment of any taxes assessed against the Escrowed Sum or the income therefrom nor for the preparation or filing of any tax returns other than
withholding required by statute or treaty.   Each of the Undersigned agree to
provide the Depository any information necessary to perform any such required withholding and the Depository shall be entitled to rely on such information. The Depository will establish the account holding the Escrowed Sum under the TIN of _____________; if Depository is responsible for tax reporting as set forth in paragraph 22, it will be rendered under the aforementioned TIN. A W-9 certifying to the party's withholding status in the form set forth in Exhibit "C" attached hereto will be completed at closing.

     (c) The Depository may make any and all investments through its own bond or investment department. The Depository shall not be held liable or responsible for the quality or diversity of the assets constituting the Escrowed Sum or for any loss or depreciation in the value of such assets or any loss resulting from any investment made by the Depository in accordance with the terms of this Agreement. If the Depository is required to sell or otherwise redeem or liquidate any Escrowed Sum prior to its maturity, the Undersigned agree that the Depository shall not be personally liable for any loss to the Escrowed Sum (including either principal or income) or other costs incurred as a result of any such early redemption or liquidation.

     21. INDEMNIFICATION AND HOLD HARMLESS. The Undersigned hereby agree to indemnify and hold the Depository and its directors, employees, officers, agents, successors and assigns harmless from and against any and all losses, claims, damages, liabilities and expenses, including without limitation, reasonable costs of investigation and counsel fees and expenses which may be imposed on the Depository or incurred by it in connection with its acceptance of this appointment as the Depository hereunder or the performance of its duties hereunder. Such indemnity includes, without limitation, all losses, damages, liabilities and expenses (including counsel fees and expenses) incurred in connection with any litigation (whether at the trial or appellate levels) arising from this Escrow Agreement or involving the subject matter hereof. The indemnification provisions contained in this paragraph 21 are in addition to any other rights any of the indemnified parties may have by law or otherwise and shall survive the termination of this Agreement or the resignations or removal of the Depository.

     22.  ADDITIONAL TERMS.

     See Exhibit D attached hereto and incorporated herein by reference.

     IN WITNESS WHEREOF, the parties have caused this Indemnification Escrow Agreement to be executed this ___________ day of _______, 199_.

BEST PAGE, INC.


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------



------------------------------
Salvatore Zarcone


------------------------------
Jill DiFoggio


CONTACT COMMUNICATION, INC.


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------


     The Depository hereby acknowledges receipt of the Escrowed Sum described in Schedule A hereof and hereby accepts the same as Depository hereunder, subject to the terms and conditions set forth above, this _____ day of ____________, 1995.

                              NationsBank of Texas, National Association,
                              DEPOSITORY


                              BY:
                                 ------------------------------------------

                                 ------------------------------------------

                              TITLE:
                                    ---------------------------------------

ATTACHMENTS:

Schedule A - Authorized Representatives
Exhibit A  - Schedule of Fees
Exhibit B  - Disclosure and Direction (Investments)
Exhibit C  - Withholding Form
Exhibit D  - Additional Terms

                                   SCHEDULE A


                           AUTHORIZED REPRESENTATIVES

The following person(s) are designated as Authorized Representative as that term is defined in the Agreement and specimen signatures are shown:


------------------------------------    --------------------------------------
Typed Name                              Signature



------------------------------------    --------------------------------------
Typed Name                              Signature



------------------------------------    --------------------------------------
Typed Name                              Signature

                                    EXHIBIT A

                                SCHEDULE OF FEES

Out of pocket expenses such as, but not limited to, postage, courier, insurance, long distance telephone, stationery, travel, legal or accounting, etc., will be billed at cost.

The initial and administration fee are due at closing.

These fees do not include extraordinary services which will be priced according to time and scope of duties.

It is acknowledged that the Schedule of Fees shown above are acceptable for the services mutually agreed upon and the Undersigned authorize the Depository to perform said services.


                         ----------------------------------------------------
                         Acknowledged and Agreed


                         By:
                               ----------------------------------------------
                         By:
                               ----------------------------------------------
                         By:
                               ----------------------------------------------
                         Date:
                               ----------------------------------------------

                                    EXHIBIT D


22.  Additional Terms

     a.   CLAIMS AGAINST AND PAYMENTS FROM ESCROW.

     (i) Claims against the Escrowed Sum may be made by Purchaser, on its own behalf or on behalf of any other Purchaser Indemnified Party (as defined in the Apple Agreement and the Indemnification Agreement), for indemnification of any Purchaser Indemnified Cost (as defined in the Apple Agreement and the Indemnification Agreement). Claims under the Apple Agreement shall be limited to the amount of $404,000 and claims under the Indemnification Agreement, shall be limited to the amount of $96,000.

     (ii) Purchaser shall promptly notify the applicable Seller and the Depository in writing of any sums which Purchaser claims are subject to indemnification. Failure of Purchaser to exercise promptness in such notification shall not amount to a waiver of such claim unless the resulting delay materially prejudices the position of the applicable Seller with respect to such claim. Such notice shall consist of a description of the claim and specify each Purchaser Indemnified Party and the amount (which may be estimated) of the claim in United States dollars.

     (iii) The applicable Seller may contest the claims specified in paragraph 22(a)(ii) (or any portion thereof) by giving the Depository and Purchaser written notice of such contest within ten days after receipt by such Seller of a notice from Purchaser under paragraph 22(a)(ii), which notice of contest shall include a statement of the grounds of such contest and shall state the amount of any such claim by Purchaser that the Seller does not dispute.

     (iv) Payment of any claim for indemnification (or portion thereof) to which the Escrowed Sum is subject shall become due and payable as follows:

          (x) If, at 5:00 p.m., Dallas, Texas time on the tenth business day after receipt by any Seller and the Depository of a notice of claim for indemnification pursuant to paragraph 22(a)(ii) above, the Depository has not received written notice from such Seller that the Seller contests the claim (or portion thereof) pursuant to Paragraph 22(a)(iii) above, the claim (or the uncontested portion thereof) shall be promptly paid by the Depository to Purchaser as promptly as practicable;

          (y) If the Seller contests the claim (or portion thereof) pursuant to paragraph 22(a)(iii) and the claim (or portion thereof) is settled by written agreement of such Seller and Purchaser, the amount provided in such written agreement shall, upon receipt by the Depository of a copy of such written agreement, be promptly paid by the Depository pursuant to the terms of such written agreement; and

          (z) If the Seller contests the claim (or portion thereof) pursuant to paragraph 22(a)(iii) hereof and a final judgment or decree is entered by a court of competent jurisdiction with respect to such claim (or portion thereof) from which no appeal has been taken within the time allowed or from which no appeal can be taken, such amount of the final judgment or decree shall be promptly paid by the Depository pursuant to the terms of such final judgment or decree.

     b. RELEASE OF FUNDS. On each of the 91st, 182nd, and 273rd days following the Closing, the Depository shall release to the Sellers from the Escrowed Sum then held in escrow the lesser of (a) $125,000 and (b) the amount then held in escrow and not then subject to claims by Purchaser. On the 360th day following the Closing, the Depository shall release to the Sellers such remaining portion of the Escrowed Sum then held in escrow and not then subject to claims by Purchaser. Any portion of the Escrowed Sum that is subject to claims by Purchaser on the 360th day following the Closing (the "Release Date") shall be distributed in accordance with the provisions of paragraph 22(a)(iv) hereof.

     c. NOTICES. All notices, consents, or other communications hereunder shall be in writing and shall be sufficient if delivered personally, by a nationally recognized courier service, or sent by registered or certified mail, or via express mail service, postage prepaid, addressed as follows, or to such other address as any party shall designate in a subsequent notice:

     To Buyer:           Contact Communications, Inc.
                         6340 LBJ Freeway
                         Dallas, Texas 75240
                         Attention: Jackie R. Kimzey
                                    Mark A. Solls
                         (214) 687-2000
                         Fax No. (214) 774-0640

     With a copy to:     ProNet Inc.
                         6340 LBJ Freeway
                         Dallas, Texas 75240
                         Attention: Mark A. Solls
                         Fax No. (214) 774-0640

     To Sellers:         Salvatore Zarcone
                         5235 S. Kedzie Avenue
                         Chicago, Illinois 60632

     With a copy to:     Stephen Fiorentino, Esquire
                         221 North LaSalle Street, Suite 2050
                         Chicago, Illinois 60601
                         Fax No. (312) 853-3254

     To Depository:      NationsBank of Texas, N.A.
                         901 Main Street, 18th Floor
                         Dallas, Texas 75202-3714
                         Attention: Corporate Trust/Billie Collins
                         Fax No. (214) 508-3430

Any such notice shall be deemed sent when received at the address or fax number so designated.

     d. ALLOCATION OF DEPOSITORY'S FEES. The Undersigned, as among themselves, agree that all fees and expenses charged by or payable to the Depository shall be borne 50% by Purchaser and 50% by the Sellers.

     e. ALLOCATION OF INDEMNIFICATION LIABILITIES. The Undersigned, as among themselves, agree that, in the event of any dispute resulting in litigation over entitlement to or distribution of the Escrowed Sum, the non-prevailing party(ies) shall pay 100% of any and all losses, claims, damages, liabilities and expenses of the Depository for which the Undersigned may be jointly and severally liable under the terms of this Agreement.

                                    EXHIBIT B


                                     FORM OF
                   OPINION OF COUNSEL TO APPLE AND THE SELLERS


     1. Apple is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Illinois.

     2. Apple has full corporate power and corporate authority to execute and deliver the Purchase Agreement and to perform the obligations contemplated thereby. The execution and delivery by Apple of the Purchase Agreement has been duly authorized by all necessary corporate action on the part of Apple. The Purchase Agreement has been duly executed and delivered by Apple and constitutes the legal, valid, and binding obligation of Apple enforceable in accordance with its terms.

     3. The Sellers have duly executed and delivered the Purchase Agreement, their respective Noncompetition Agreement and the Registration Rights Agreement (collectively, the "Seller Documents"). Each of the Seller Documents constitutes the legal, valid, and binding obligation of the applicable Seller enforceable in accordance with its terms.

     4. Neither the execution and delivery by Apple of the Purchase Agreement, nor the performance by Apple of its obligations thereunder violates or conflicts with, results in a breach of, or constitutes a default under Apple's Certificate of Incorporation or Bylaws, any law, any judgment, decree, or order of any court or any other agency of government known to this firm that is applicable to Apple or Apple's property, or any material agreement known to this firm to which Apple is a party or by which Apple's property is bound.

     5. Neither the execution and delivery by either Seller of any of the Seller Documents, nor the performance by either Seller of his or her respective obligations thereunder, violates or conflicts with, results in a breach of, or constitutes a default under any law, any judgment, decree, or order of any court or any other agency of government known to this firm that is applicable to either Seller or Apple or his, her, or its property, or any material agreement known to this firm to which Sellers or Apple is a party, or by which his, her, or its properties is bound.

     6. No approvals or authorizations by, or filings or qualifications with, any state, federal, or local agency, authority, or body are required in connection with the execution, delivery, and performance of the Purchase Agreement or any other agreements or documents executed and delivered pursuant thereto by Apple and/or either Seller, except such as have been duly obtained or made.

     7. To our knowledge, there is no action, suit, investigation, or proceeding that is pending or threatened against or affecting Apple or either Seller in any court or before any governmental authority, arbitration board, or tribunal that (a) involves any of the transactions contemplated by the Purchase Agreement or (b) if decided adversely to Apple or such Sellers, would involve the possibility of materially and adversely affecting business, operations, assets, or prospects of Apple.

     8. To our knowledge, there are no pending or threatened condemnation or similar proceedings or assessments affecting Apple or any assets thereof and there are no such proceedings or assessments contemplated by any governmental authority.

     9. To our knowledge, neither Apple nor either Seller has entered into any agreement pursuant to which any other individual or entity has obtained the right to acquire any or all of the Shares or the assets of Apple.

     10. Upon the consummation by Sellers of the transactions contemplated by the Purchase Agreement, the Purchaser shall have duly and validly acquired all of the right, title, and interest in and to the Shares and the Shares will have been conveyed by proper and enforceable instruments of conveyance, and, to our knowledge after inquiry, all consents of third parties necessary for such conveyance to be valid and enforceable by the Purchaser against third parties will have been obtained.

     11. To our knowledge after inquiry, Apple does not currently sponsor or contribute to, or have any contract or other obligation to sponsor or contribute to, any employee benefit plan subject to ERISA.

                                    EXHIBIT C


                                     FORM OF
                         OPINION OF APPLE'S FCC COUNSEL

     1. Apple and the Sellers have complied in all respects with, and are not in violation in any respect of, the Communications Act of 1934, as amended, and the rules, regulations, policies, precedents and orders promulgated thereunder (collectively, the "Act"), by virtue of the licenses and authorizations issued or granted to Apple by the Federal Communications Commission (the "FCC"), as listed in SCHEDULE 3.11 of the Agreement (the "Licenses"), except as listed therein.

     2. The Licenses, which constitute all licenses, orders and other authorizations from the FCC which are necessary for Apple's operation of the System, were duly issued by the FCC to Apple and have not been sold, conveyed, pledged, assigned or transferred to any other party. There are no liens, charges, encumbrances or adverse claims with respect to the Licenses. All of the Licenses are in full force and effect and their grant to Apple is "final," I.E., no longer subject to administrative reconsideration or review or to judicial review, whether on motion of the reviewing agency or otherwise. No License is subject to any condition or requirement not generally imposed by the FCC upon holders of authorizations in the same service. The Licenses were properly and validly obtained by Apple in compliance with the Act. No party has valid grounds to contest the assignment of the Licenses as contemplated by the Agreement. No event has occurred with respect to any of the Licenses which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any impairment of the rights of the holder of any License or the imposition of a forfeiture against Apple or the Sellers or any subsequent holder with respect to their operation of the System. Apple and the Sellers have received no pending notice of violation with respect to any of the Licenses. All Licenses are renewable by their terms, and the Licenses can be renewed without the need to pay any amounts other than routine FCC fees. No state regulatory agencies exercise any jurisdiction over the operation of the System.

     3. The execution, delivery and performance of the Agreement by the Purchaser, Apple and the Sellers will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other party to, any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Apple or the Sellers or any of their assets by virtue of the Licenses. All authorizations, approvals and consents of, and registrations and filings with and notices to, the FCC required in connection with the execution, delivery and performance of the Agreement (including the assignment of the Licenses from Seller to Purchaser) by Apple and the Sellers by virtue of the Licenses are in full force and effect and their grant is "final," other than certain post-closing informational filings that may be required by the Act (I.E., written notification to the FCC that the assignment has, in fact, been completed).

     4. Apple has obtained all necessary clearances from the Federal Aviation Administration ("FAA") for the construction of all radio towers associated with the System. Apple and the Sellers have complied in all respects with, and are not in violation in any respect of, all rules, regulations, policies, precedents or orders of the FAA with respect to such towers.

     5. No judgments, decrees or orders have been issued by the FCC against Apple or the Sellers in connection with the Licenses or the System. No action, proceeding, inquiry, investigation, notice of apparent liability, order of forfeiture, show cause order, license revocation proceeding, formal complaint or informal complaint is currently pending or threatened by or before the FCC regarding the Licenses or the System, or regarding Apple or the Sellers, other than rulemaking proceedings of general applicability pertaining to the paging industry. All reports and other filings required under the Act with respect to the Licenses, the System, or Apple have been made in a timely manner.

                                    EXHIBIT D

                                     FORM OF
                            NONCOMPETITION AGREEMENT

     This Noncompetition Agreement (the "Agreement") is entered into as of __________, 1995, between Contact Communications Inc., a Delaware corporation (the "Company"), and ______________________ (the "Seller").

                               W I T N E S S E T H


     WHEREAS, concurrently herewith, the Seller is selling, transferring, and conveying all of the capital stock of Apple Communication, Inc., an Illinois corporation ("Apple") to the Company, pursuant to that certain Stock Purchase Agreement (the "Purchase Agreement") dated as of ______________________, 1995, by and among the Company, Apple, the Seller, and _________________________.

     WHEREAS, the Seller has been affiliated with Apple for a number of years and, as a principal shareholder and officer of Apple, possesses valuable knowledge about the business and operations of Apple; and

     WHEREAS, the Company has requested that the Seller enter into this Agreement as an inducement to the Company to enter into and consummate the transactions contemplated by the Purchase Agreement;

     NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. CONSIDERATION. The Seller has entered into this Agreement and made the covenants hereinafter set forth in order to induce the Company to consummate the transactions contemplated by the Purchase Agreement. As additional consideration for the Seller's covenants contained herein, the Company, concurrently with the execution of this Agreement is paying the Seller $_____________ in the form of a certified bank check or wire transfer.

     2. CONFIDENTIAL INFORMATION. The Seller acknowledges that the information and data obtained or possessed by him concerning the business affairs of Apple will be the property of the Company and not the Seller. Therefore, the Seller agrees that he will not disclose to any person or use for his own account any of such information or data unless and to the extent that such information or data become generally known to and available


_____________________
     * $1,125,000 for Salvatore Zarcone's covenant not to compete. $375,000 for Jill DiFoggio's covenant not to compete.

for use by the public otherwise than as a result of the Sellers's act or omission to act. The Seller agrees to deliver to the Company, at any time the Company may request, all memoranda, notes, plans, records, reports, and other documents (and copies thereof) relating to the business and operations of Apple which he may then possess or have under his control.

     3. NONCOMPETITION. The Seller agrees that he shall not, until 11:59 p.m. on the fifth anniversary of the date hereof:

          a. directly or indirectly own, engage in, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or be connected as a stockholder, director, officer, employee, agent, partner, joint venturer, member, beneficiary, or otherwise with, any corporation, limited liability company, partnership, sole proprietorship, association, business trust, or other organization, entity or individual which in any way competes with the Company in the sale or leasing of pagers or paging services in the Chicago Area (as hereinafter defined); PROVIDED, HOWEVER, that the Seller may own, directly or indirectly, securities of any entity traded on any national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System if the Seller does not, directly or indirectly, own 3% or more of any class of equity securities, or securities convertible into or exercisable or exchangeable for 3% or more of any class of equity securities, of such entity;

          b. aid, abet, or otherwise assist any individual, business or other organization or entity in canvassing, soliciting, or accepting any contracts for the sale or lease of pagers or paging services in the Chicago Area;

          c. directly or indirectly request or advise any present or future customers of Apple or the Company to cancel any contracts with Apple or the Company or curtail their dealings with Apple or the Company;

          d. directly or indirectly request or advise any present or future service provider or financial resource of Apple or the Company to withdraw, curtail, or cancel the furnishing of such service or resource to Apple or the Company;

          e. directly or indirectly disclose or communicate to any other person, firm, or corporation:

               (1) the names of past, present, or future customers of Apple or the Company; or

               (2) any names of past, present, or future employees or other knowledge of or relating to Apple or the Company; or

          f. directly or indirectly induce or attempt to influence any employee of Apple or the Company to terminate his or her employment, provided that this covenant shall not apply to members of the Seller's immediate family.

Notwithstanding the foregoing, it is acknowledged and agreed by the parties hereto that the provision by the Seller of radio paging services, solely as a reseller of such services and solely pursuant to an agreement to be entered into between the Seller (or the Seller's designee) and the Company, shall not constitute a breach of this Agreement. As used herein, the "Chicago Area" means that area described in the map attached hereto as Schedule 1.

     4. AMENDMENTS. This Agreement may be amended or modified from time to time, but only by a written instrument executed by both parties hereto.

     5. NOTICES. Any notices required or permitted hereunder shall be in writing and shall be deemed given (a) when personally delivered, (b) when confirmed if delivered by telefacsimile or similar device, or (c) when sent by registered or certified mail, return receipt requested, addressed to the other party at its or his address set forth below its or his signature to this Agreement, or at such other address as it or he may specify in writing in accordance with this Section 5.

     6. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto respecting the subject matter hereof and supersedes all prior discussions and understandings.

     7. ASSIGNMENT; PARTIES BOUND. The Company may assign its rights and obligations hereunder to any party. The Seller may not assign any of his obligations hereunder. Any assignment in violation of the foregoing shall be null and void. Subject to the foregoing, this Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns.

     8. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Illinois (regardless of the laws that might otherwise govern under applicable Illinois principles of conflicts of law) as to all matters, including but not limited to, matters of validity, construction, effect, performance, and remedies.

     9. NON-WAIVER OF BREACH. A waiver by any party hereto of a particular breach or default in connection with any provision of this Agreement shall not be deemed a waiver of any subsequent default or breach of the same or any other provision of this Agreement.

     10. INVALID PROVISION. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     11. HEADINGS. The headings in this Agreement are for purposes of reference only and shall not be considered in construing this Agreement.

     12. ATTORNEYS' FEES. If either party hereto brings any action, at law or in equity, to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover from the other party hereto reasonable attorneys' fees in addition to any other relief to which such party may be entitled.

     13. ENFORCEMENT OF COVENANTS. The Seller agrees that a violation on his part of any covenant contained herein shall cause irreparable damage to the Company and, consequently, the Seller further agrees that the Company shall be entitled, as a matter of right, to an injunction restraining any further violation of such covenant by the Seller. Such right to an injunction shall be cumulative and in addition to all other remedies the Company may have, including, but not limited to, recovery of damages.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              CONTACT COMMUNICATIONS INC.


                              By:
                                    ------------------------------------------
                              Name:
                                    ------------------------------------------
                              Title:
                                    ------------------------------------------

                              Address:  6340 LBJ Freeway
                                        Dallas, Texas  75240
                                        Attn: Jackie R. Kimzey
                                              Mark A. Solls
                                        Fax No: (214) 774-0640

                              ------------------------------------------------
                              ------------------------------------
                              Address:
                                       ---------------------------------------

                                       ---------------------------------------

                                       ---------------------------------------

                                    EXHIBIT E

                          REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (the "Agreement") is entered into as of _____________, 1995, by and among ProNet Inc., a Delaware corporation (the "Company"), Salvatore Zarcone and Jill DiFoggio (collectively, the "Shareholders").

                                    RECITALS:


     A. Contact Communications Inc., a wholly owned subsidiary of the Company ("Contact"), Apple Communication, Inc., an Illinois corporation ("Apple"), and the Shareholders have entered into that certain Stock Purchase Agreement dated as of ____________________, 1995 (the "Purchase Agreement"), pursuant to which Contact is to acquire all of the outstanding capital stock of Apple (the "Shares").

     B. Pursuant to the terms of the Purchase Agreement, Contact may elect to pay a portion of the purchase price for the Shares in shares of the Company's common stock, par value $.01 per share ("Common Stock").

     C. Pursuant to the terms of the Purchase Agreement, the Company has agreed to register the shares of Common Stock received by the Shareholders thereunder pursuant to the terms and conditions set forth herein.

                                   AGREEMENTS:

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. As used herein, the following terms shall have the meanings indicated.

          "COMMISSION" means the Securities and Exchange Commission.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "REGISTRABLE SECURITIES" means the shares of Common Stock received by the Shareholders pursuant to the Purchase Agreement and held of record by either Shareholder. Any Registrable Security will cease to be a Registrable Security when a registration statement under the Securities Act covering such Registrable Security has been declared effective by the Commission or when such Registrable Security is no longer held of record by such Shareholder.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

     2. REGISTRATION STATEMENT. On or before 14 days after the date hereof, the Company shall file a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission (the "Registration Statement"), with respect to the sale of all of the Registrable Securities and any other shares of Common Stock or other securities of the Company that the Company, in its sole discretion, elects to include therein. The Company shall use all commercially reasonable efforts to have the Registration Statement declared effective by the Commission under the Securities Act concurrently with the delivery of any such shares of Common Stock and to keep the Registration Statement effective for a period of 15 months following the date on which the Registration Statement is declared effective. The Company further agrees, if necessary, to supplement or make amendments to the Registration Statement, if required by the registration form used by the Company for the Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules and regulations thereunder.

     3.   REGISTRATION PROCEDURES.

     Following the issuance of Common Stock by the Company to the Shareholders pursuant to the terms of the Purchase Agreement, the Company will as expeditiously as reasonably possible:

          (a) furnish to the Shareholders, prior to filing the Registration Statement, if requested in writing, copies of the Registration Statement as proposed to be filed, and thereafter furnish to Shareholders such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as Shareholders may reasonably request in writing in order to facilitate the disposition of the Registrable Securities owned by the Shareholders;

          (b) use all commercially reasonable efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Shareholders may reasonably request and do any and all other acts and things which may be reasonably necessary to enable the Shareholders to consummate the disposition in such jurisdictions of the Registrable Securities; PROVIDED that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

          (c) notify the Shareholders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to the Shareholders any such supplement or amendment; and

          (d) make available for inspection by either Shareholder and any attorney, accountant or other professional retained thereby (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with the Registration Statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) in the judgment of counsel to the Company the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each Shareholder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

     The Company may require the Shareholders to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required in connection with such registration.


     Each Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection 3(c) hereof, Shareholders will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement until Shareholders' receipt of the copies of the supplemented or amended prospectus contemplated by subsection 3(c) hereof, and, if so directed by the Company, the Shareholders will deliver to the Company all copies, other than permanent file copies then in the Shareholders' possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which the Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to subsection 3(c) hereof to the date when the Company shall make available to the Shareholders a prospectus supplemented or amended to conform with the requirements of subsection 3(c) hereof.

     4.   REGISTRATION EXPENSES.

     In connection with the Registration Statement required to be filed hereunder, the Company shall pay the following registration expenses: (a) all registration and filing fees; (b) the fees and expenses of the Company's compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (c) printing expenses; (d) the reasonable fees and disbursements of counsel for the Company and the customary fees and expenses for independent certified public accountants retained by the Company; and (e) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration. The Company shall not have any obligation to pay any legal fees of the Shareholders, any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities or any out-of-pocket expenses of the Shareholders (or their agents).

     5.   INDEMNIFICATION; CONTRIBUTION.

          (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless the Shareholders from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus contained therein or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by the Shareholders or on the Shareholders' behalf expressly for use therein and; PROVIDED, FURTHER, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this subsection shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities to such person if it is determined that it was the responsibility of the Shareholders to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense.

          (b) INDEMNIFICATION BY SHAREHOLDERS. Each Shareholder agrees to indemnify and hold harmless, on a joint and several basis, the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Shareholders, but only with respect to information furnished in writing by either Shareholder or on either Shareholder's behalf expressly for use in the Registration Statement or prospectus relating to the Registrable Securities, any amendment or supplement thereto or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against the Shareholders, the Shareholders shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling person shall have the rights and duties given to the Shareholders, by the preceding subsection hereof.

          (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any person entitled to indemnification under subsections (a) or
(b) above (an "Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (an "Indemnifying Party"), the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying
Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

          (d)  CONTRIBUTION.  If the indemnification provided for in this
Section 5 is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and judgments in the following manner: as between the Company on the one hand and each Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and each Shareholder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
No person guilty of fraudulent misrepresentation (within the meaning of subsection 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) SURVIVAL. The indemnity and contribution agreements contained in this Section 5 shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company and (iii) the consummation of the sale or successive resale of the Registrable Securities.

     6.   MISCELLANEOUS.

          (a) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given other than as initially agreed upon in writing by the Company and the Shareholders.

          (b) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

               (i) if to the Shareholders, at the most current address given by each Shareholder to the Company, in accordance with the provisions of this subsection, which addresses initially are _________________________________ and _____________________________________________________.

               (ii) if to the Company, initially at 6340 LBJ Freeway, Dallas, Texas 75240, attention: Jackie R. Kimzey; Mark A. Solls, and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section.

          (c) SUCCESSORS AND ASSIGNS. The Shareholders shall not assign any rights or benefits under this Agreement without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of the Company and the Shareholders.

          (d) COUNTERPARTS. This Agreement may be executed in a number of identical counterparts and it shall not be necessary for the Company and the Shareholders to execute each of such counterparts, but when each has executed and delivered one or more of such counterparts, the several parts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each in accordance with its terms. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.

          (e) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

          (g) SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

          (h) ENTIRE AGREEMENT. This Agreement is intended by the Company and the Shareholders as a final expression of their agreement and is intended to be a complete and exclusive statement of their agreement and understanding in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Company and the Shareholders with respect to such subject matter.

          (i) THIRD PARTY BENEFICIARIES. Other than Indemnified Parties not a party hereto, this Agreement is intended for the benefit of the Company and the Shareholders and their respective successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       PRONET INC.



                                       By:
                                          -----------------------------------
                                          Name:
                                                -----------------------------
                                          Title:
                                                -----------------------------


                                       --------------------------------------
                                       Salvatore Zarcone


                                       --------------------------------------
                                       Jill DiFoggio

                                    EXHIBIT F

                    FORM OF OPINION OF VINSON & ELKINS L.L.P.
                  [Draft - Subject to Opinion Committee review]


                            __________________, 1995

Mr. Salvatore Zarcone
Ms. Jill DiFoggio
Best Page, Inc.
4235 S. Kedzie Avenue
Chicago, Illinois  60601

Ladies and Gentlemen:

     This firm has acted as counsel for Contact Communications Inc. ("Contact") and ProNet Inc. ("ProNet"), each of which is a Delaware corporation, in connection with the acquisition by Contact of (a) all of the outstanding capital stock of Apple Communication, Inc., an Illinois corporation ("Apple"), pursuant to that certain Stock Purchase Agreement dated as of October__, 1995, by and among Apple, Salvatore Zarcone ("Zarcone"), Jill Difoggio, and Contact (the "Purchase Agreement")(the "Stock Acquisition"), and (b) certain paging assets of Best Page, Inc., an Illinois corporation ("Best Page"), pursuant to that certain Assignment and Bill of Sale of even date herewith, by and among Best Page, Zarcone, and Contact (the "Bill of Sale")(the "Asset Acquisition" and, together with the Stock Acquisition, the "Acquisitions"). This opinion is being rendered pursuant to Section 6.2(d) of the Purchase Agreement. Unless otherwise defined herein, each term used herein with its initial letter capitalized that is defined in the Purchase Agreement has the meaning given such term in the Purchase Agreement.

     In connection with the opinions rendered below, we have examined the following documents:

     (i)   the Purchase Agreement;

     (ii)  the Bill of Sale;

     (iii) the Indemnification Agreement;

     (iv)  the Noncompetition Agreements;

     (v)   the Registration Rights Agreement;

     (vi)  the Indemnification Escrow Agreement;

     (vii) the Certificate of Incorporation and bylaws of ProNet and Contact as in effect on the date hereof; and

Salvatore Zarcone
Jill DiFoggio
Best Page, Inc.
Page 2
______________, 1995

     (viii) resolutions of the Board of Directors of each of ProNet and Contact adopted in connection with the Acquisition.

The documents described in paragraphs (i) through (vi) are herein collectively referred to as the "Transaction Documents."

          We have also made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. We have, except as set forth below, examined originals or copies of documents, corporate records, and other writings which we consider relevant for the purpose of this opinion, including, but not limited to, certificates of public officials. We have also discussed such matters as we have deemed relevant to this opinion with the officers of Contact and ProNet.

          In rendering this opinion, we have assumed:

       (i) that each natural person signing any document reviewed by this firm had the legal capacity to do so, both at the time of execution and as of the date hereof, and each person signing any document reviewed by this firm in a representative capacity (other than on behalf of ProNet or Contact) had authority to sign in such capacity, both at the time of execution and as of the date hereof;

      (ii)     the genuineness of the signatures appearing on all documents;

     (iii)     the authenticity of all documents submitted to us as originals;

      (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed, or photostatic copies;

       (v) the due authorization, execution, and delivery of all of the Transaction Documents by the parties thereto other than ProNet or Contact; and

      (vi) the correctness and accuracy of all facts set forth in all certificates, reports, and discussions identified in this opinion.

          Whenever a statement or opinion herein is qualified by "known to this firm," "to the knowledge of this firm," or similar phrase, such phrase means that, in the course of rendering the legal services described in the introductory paragraph of this letter, no facts

Salvatore Zarcone
Jill DiFoggio
Best Page, Inc.
Page 3
______________, 1995

or circumstances have come to the attention of those attorneys in this firm who rendered such legal services that gave any of such attorneys reason to believe that any such information is incorrect in any respect that would affect the opinions of this firm expressed herein.

          For purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary action, to execute and deliver the Transaction Documents, and we are assuming that the representations and warranties made by you in the Purchase Agreement are true and correct.

          Based upon the foregoing and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

     1. Contact and ProNet are each corporations validly existing and in good standing under the laws of the State of Delaware.

     2. Contact and ProNet each have full corporate power and corporate authority to execute and deliver the applicable Transaction Documents and to perform the obligations contemplated thereby. The execution, delivery, and performance by Contact or ProNet, as the case may be, of the applicable Transaction Documents have been duly authorized by all necessary corporate action on the part of Contact or ProNet. Each of the Transaction Documents has been duly executed and delivered by Contact or ProNet, as the case may be, and constitutes the legal, valid, and binding obligation thereof.

     3. Neither the execution and delivery by Contact or ProNet of, nor the performance by Contact or ProNet of their respective obligations under, the applicable Transaction Documents violates or conflicts with, results in a breach of, or constitutes a default under such entity's Certificate of Incorporation or bylaws, any law, or any judgment, decree, or order of any court or any other agency of government known to this firm that is applicable to such entity or such entity's property.

     4. To the knowledge of this firm, other than (a) the approval or authorization of the Acquisition by the Federal Communications Commission, the Federal Aviation Administration and any similar state or local regulatory agencies, commissions or other entities, (b) the filing of the Shelf Registration with the Securities and Exchange Commission, the filing of any required amendments thereto and the declaration of the effectiveness thereof as and in the manner and for the purpose contemplated by the

Salvatore Zarcone
Jill DiFoggio
Best Page, Inc.
Page 4
______________, 1995

Registration Rights Agreement, and (c) any approvals, authorizations, filings, or qualifications related to the offering contemplated by the Shelf Registration by or with such state securities or blue sky agencies, commissions, or other entities as are required by the Registration Rights Agreement, no approvals or authorizations by, or filings or qualifications with, any state, federal, or local agency, authority, or body are required to be obtained by either Contact or ProNet in connection with the execution and delivery by, or the performance of their respective obligations under, the Transaction Documents except such as have been duly obtained or made.

     5. To the knowledge of this firm, there is no action, suit, investigation, or proceeding that is pending or threatened against or affecting Contact or ProNet in any court or before any governmental authority, arbitration board, or tribunal that involves any of the transactions contemplated by the Transaction Documents.

          The foregoing opinions are limited by and subject to the following:

     (a) The opinions expressed herein with respect to the validity, binding nature, and enforceability of the Transaction Documents are subject to (i) laws relating to bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, rearrangement, liquidation, conservatorship, moratorium, and other laws affecting the enforcement of creditors' rights or the collection of debtors' obligations generally, (ii) principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) standards of commercial reasonableness and good faith, (iv) public policy, and
(v) other applicable laws, regulations, and procedures, provided that any limitations imposed by such other applicable laws, regulations, and procedures will not, in the opinion of this firm, preclude the practical realization of the benefits intended to be conferred by such agreements (though they may result in delays thereof and we express no opinion as to the economic consequences, if any, of such delays).

     (b) We express no opinion with respect to (i) the enforceability of provisions in the Transaction Documents relating to delay or omission of enforcement of rights or remedies, or waivers of defenses, waivers of jury trials, or waivers of benefits of appraisement, valuation, stay, extension, redemption, or other nonwaivable benefits bestowed by operation of law, (ii) the enforceability of the indemnification and contribution provisions set forth in the Transaction Documents to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws, (iii) the right of any person or entity to institute or maintain any

Salvatore Zarcone
Jill DiFoggio
Best Page, Inc.
Page 5
______________, 1995

action in any court or upon matters respecting the jurisdiction of any court, or (iv) the enforceability of any severability provisions set forth in the Transaction Documents.

     (c) In rendering the opinions set forth in Paragraph 1 above with respect to the valid corporate existence and good standing of Contact and ProNet, we have relied solely on the certificates of authorities in the State of Delaware as of a date we deem sufficiently recent.

     (d) In rendering the opinions set forth in Paragraph 3 above with respect to conflicts of the Transaction Documents with any laws, we express no opinion with respect to the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, the Federal Aviation Act of 1958, as amended, and the rules and regulations promulgated thereunder, or the statutes, ordinances, rules, or regulations of any state or local regulatory agencies, commissions, or other entities having jurisdiction over the paging operations of Apple, Best Page, Contact, or ProNet.

     (e) In rendering the portions of the foregoing opinions that involve a concept of materiality with respect to factual matters, we have relied exclusively on the officers of Contact and ProNet in determining materiality.

     (f) We are members of the Bar of the State of Texas only. The opinions above are limited to the laws of the United States of America and the laws of the State of Texas. We note that the Transaction Documents provide that they are to be governed by the laws of states other than the State of Texas. While we express no opinion with respect to the laws of such other states, we have assumed that the internal laws of such other states are the same as the internal laws of the State of Texas. We have made no investigation to confirm whether such assumption is correct.

     We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred herefrom. This opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.
This opinion is for the sole use and benefit of the

Salvatore Zarcone
Jill DiFoggio
Best Page, Inc.
Page 6
______________, 1995

Seller and the Shareholders, and no other person may be furnished a copy of such opinion or may rely on such opinion without our prior written consent.

                              Very truly yours,

                              VINSON & ELKINS L.L.P.

                                    EXHIBIT G

                           ASSIGNMENT AND BILL OF SALE


STATE OF TEXAS      )
                    )              KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS    )


     THAT Best Page, Inc., an Illinois corporation ("Grantor"), in consideration of the payment by Contact Communications Inc., a Delaware corporation ("Grantee"), of $2,500,000.00 (the "Purchase Price"), by wire transfer or certified bank check, the receipt and sufficiency of which are hereby acknowledged, does hereby sell, convey, transfer, assign, and deliver unto Grantee all of Grantor's rights, titles, and interests in and to all of the assets, described on SCHEDULE 1 attached hereto (collectively, the "Transferred Assets").

     TO HAVE AND TO HOLD the Transferred Assets unto Grantee and its successors and assigns forever, and Grantor does hereby bind itself and its successors to warrant and forever defend the title to the Transferred Assets unto Grantee, its successors, and assigns, against the claims and demands of all persons. The Grantor hereby further warrants to Grantee that it is conveying to Grantee good and indefeasible title to the Transferred Assets, free and clear of all liens, mortgages, security interests, charges, or encumbrances of any kind or character.

     Grantor covenants and agrees, for the benefit of Grantee, its successors, and assigns, without further consideration, and whenever and as often as required so to do by Grantee, its successors, and assigns, to execute and deliver to Grantee such other instruments of conveyance, transfer, and assignment and take such other action as Grantee may require more fully and effectively to transfer, assign, and convey to and vest in Grantee and its successors and assigns, and to put Grantee, its successors, and assigns in actual possession and operating control of, the Transferred Assets.

     Grantor has complied and is in compliance with the terms and conditions of all federal, state, county, and local governmental licenses, authorizations, certificates, permits, and orders listed on SCHEDULE 1 hereto (collectively, the "Licenses"), and no violation of any such Licenses or the laws or rules governing the issuance or continued validity thereof, has occurred. All of the Licenses are in full force and effect and their grant to Grantee is "final," I.E., no longer subject to administrative reconsideration or review or to judicial review, whether on motion of the reviewing agency or otherwise. No License is subject to any condition or requirement not generally imposed by the Federal Communications Commission (the "FCC") upon holders of authorizations in the same service. The Licenses were properly and validly obtained by Grantor in compliance with the Act. To the best knowledge of the Grantor, no party has valid grounds to contest the assignment of the Licenses as contemplated hereby. To the best knowledge of the Grantor, no event has occurred with respect to any of the Licenses which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any impairment of the rights of the holder of any License or the imposition of a forfeiture against Grantor, Grantee, or any subsequent holder with respect to their operation of the System. All Licenses are renewable by their terms, and the Licenses can be renewed without the need to pay any amounts other than routine FCC fees.

     Nothing in this Bill of Sale and Assignment, express or implied, is intended or shall be construed to confer upon, or to give to, any person, firm, corporation, or other entity other than the Grantor, the Grantee, and their respective successors and assigns, any right or remedy under or by reason of this Bill of Sale and Assignment or any term, covenant, or condition hereof, and all the terms, covenants, conditions, promises, and agreements contained in this Bill of Sale and Assignment shall be for the sole and exclusive benefit of the Grantor, the Grantee, and their respective successors and assigns.

     Concurrently, with the execution hereof Grantor, Grantee, Salvatore Zarcone, Jill DiFoggio and NationsBank of Texas, N.A. (the "Escrow Agent") are entering into that certain Indemnification Escrow Agreement (the "Escrow Agreement"). Pursuant to the terms of the Escrow Agreement, Grantee is depositing $96,000 of the Purchase Price with the Escrow Agent.

     The terms and conditions of this Bill of Sale and Assignment shall be governed and construed in accordance with the laws of the State of Illinois.

     IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale as of this __ day of _________, 1995.

                                       BEST PAGE, INC.



                                       By:
                                           ------------------------------------
                                           Salvatore Zarcone
                                           President

                                    EXHIBIT H

                            INDEMNIFICATION AGREEMENT

     This Indemnification Agreement (this "Agreement") is made and entered into as of ___________, 1995, by and among Best Page, Inc., an Illinois corporation (the "Seller"), Salvatore Zarcone (the "Shareholder"), and Contact Communications Inc., a Delaware corporation (the "Purchaser").

                                 R E C I T A L S

     A.   The Shareholder owns all the outstanding capital stock of the Seller.

     B. Concurrently with the execution and delivery hereof, the Seller has sold to the Purchaser certain assets and properties of the Seller (the "Transferred Assets") pursuant to that certain Assignment and Bill of Sale of even date herewith, by and among the Purchaser and the Seller (the "Bill of Sale").

     C. In connection with the transactions contemplated by the Bill of Sale, the Seller and the Shareholder have agreed to indemnify the Purchaser with respect to certain liabilities.

                               A G R E E M E N T S

     NOW, THEREFORE, in consideration of the respective representations, warranties, agreements, and conditions hereinafter set forth, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


     1. INDEMNIFICATION OF THE PURCHASER. The Seller and the Shareholder jointly and severally agree to indemnify and hold harmless the Purchaser and each officer, director, employee, consultant, stockholder, and affiliate of the Purchaser (collectively, the "Purchaser Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, "Purchaser Indemnified Costs") which any of the Purchaser Indemnified Parties may sustain, or to which any of the Purchaser Indemnified Parties may be subjected, arising out of any breach or default by the Seller of or under any of the representations, warranties, covenants, agreements, or other provisions of the Bill of Sale or any agreement or document executed in connection herewith.

     2. DEFENSE OF THIRD-PARTY CLAIMS. A Purchaser Indemnified Party shall give prompt written notice to any entity or person who is obligated to provide indemnification hereunder (an "Indemnifying Party") of the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a "third-party action") in respect of which such Purchaser Indemnified Party shall seek indemnification hereunder. Any failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it or he may have to such Purchaser Indemnified Party under this Agreement unless the failure to give such notice materially and adversely prejudices such Indemnifying Party. The Indemnifying Parties shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as they deem appropriate; provided, however, that:

          a. The Purchaser Indemnified Party shall be entitled, at his, her, or its own expense, to participate in the defense of such third-party action (provided, however, that the Indemnifying Parties shall pay the attorneys' fees of the Purchaser Indemnified Party if (i) the employment of separate counsel shall have been authorized in writing by any such Indemnifying Party in connection with the defense of such third-party action, (ii) the Indemnifying Parties shall not have employed counsel reasonably satisfactory to the Purchaser Indemnified Party to have charge of such third-party action, (iii) the Purchaser Indemnified Party shall have reasonably concluded that there may be defenses available to such Purchaser Indemnified Party that are different from or additional to those available to the Indemnifying Parties, or (iv) the Purchaser Indemnified Party's counsel shall have advised the Purchaser Indemnified Party in writing, with a copy to the Indemnifying Parties, that there is a conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel);

          b. The Indemnifying Parties shall obtain the prior written approval of the Purchaser Indemnified Party before entering into or making any settlement, compromise, admission, or acknowledgement of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgement, injunctive or other equitable relief would be imposed against the Purchaser Indemnified Party or if, in the opinion of the Purchaser Indemnified Party, such settlement, compromise, admission, or acknowledgement could have a material adverse effect on its business or, in the case of an Purchaser Indemnified Party who is a natural person, on his or her assets or interests;

          c. No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Purchaser Indemnified Party of a release from all liability in respect of such third-party action; and

          d. The Indemnifying Parties shall not be entitled to control (but shall be entitled to participate at their own expense in the defense of), and the Purchaser Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgement of any third-party action (i) as to which the Indemnifying Parties fail to assume the defense within a reasonable length of time or (ii) to the extent the third-party action seeks an order, injunction, or other equitable relief against the Purchaser Indemnified Party which, if successful, would materially adversely affect the business, operations, assets, or financial condition of the Purchaser Indemnified Party; PROVIDED, HOWEVER, that the Purchaser Indemnified
     Party shall make no settlement, compromise, admission, or acknowledgement that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party.

The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this Agreement and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

     3. DIRECT CLAIMS. In any case in which a Purchaser Indemnified Party seeks indemnification hereunder which is not subject to Section 2 hereof because no third-party action is involved, the Purchaser Indemnified Party shall notify the Indemnifying Parties in writing of any Purchaser Indemnified Costs which such Purchaser Indemnified Party claims are subject to indemnification under the terms hereof. The failure of the Purchaser Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless the resulting delay materially prejudices the position of the Indemnifying Parties with respect to such claim.

     4. ESCROW. Concurrently herewith the Purchaser, the Seller, the Shareholder, Jill DiFoggio and Nations Bank of Texas, N.A. (the "Escrow Agent") will enter into that certain Indemnification Escrow Agreement in accordance with which the Purchaser shall, at Closing, deposit $96,000 with the Escrow Agent.
If any claim for indemnification a Purchaser Indemnified Party pursuant to this Agreement prior to the Release Date (as defined in the Indemnification Escrow Agreement), such Purchaser Indemnified Party may apply for payment of any such Purchaser Indemnified Costs up to the amount of $96,000 in accordance with the provisions of the Indemnification Escrow Agreement and this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in one or more counterparts (all of which shall constitute one and the same agreement) as of the day and year first above written.

                                       CONTACT COMMUNICATIONS INC.


                                       By:

                                            ------------------------------------
                                            Mark A. Solls, Vice President
                                            and General Counsel


                                       BEST PAGE, INC.


                                       By:
                                            ------------------------------------
                                            Salvatore Zarcone, President


                                       -----------------------------------------
                                       Salvatore Zarcone